                                               As Filed Pursuant to Rule 424(b)5
                                                 Registration No. 333-50197
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 4, 1998)
                                 $6,608,437,312
                         LEHMAN BROTHERS HOLDINGS INC.
                          MEDIUM-TERM NOTES, SERIES E
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

    Lehman Brothers Holdings Inc. (the "Company") may offer from time to time its medium-term notes which are issuable in one or more series and may be offered and sold either in the United States or outside the United States or both simultaneously. The Medium-Term Notes, Series E (the "Notes") offered by this Prospectus Supplement are offered in the United States in an aggregate principal amount of up to $6,608,437,312 (or (i) the equivalent thereof in foreign currencies or composite currencies, including the European Currency Unit ("ECU") (each, a "Foreign Currency"), or (ii) such greater amount, if Notes are issued at an original issue discount, as shall result in aggregate gross proceeds to the Company of $6,608,437,312), subject to reduction as a result of the sale under certain circumstances of other Securities. The foregoing limit, however, may be increased by the Company if in the future it determines that it may wish to sell additional Notes. Each Note will mature on a day that is nine months or more from its Issue Date, as selected by the initial purchaser and agreed to by the Company. Unless otherwise set forth in an accompanying Pricing Supplement (a "Pricing Supplement") to this Prospectus Supplement, the Notes will not be redeemable at the option of the Company or repayable at the option of the Holder prior to their Stated Maturity.

    Each Note will be denominated in U.S. dollars or in units of a Foreign Currency (the "Specified Currency") as specified in the applicable Pricing Supplement. See "Important Currency Information" and "Currency Risks." Unless otherwise specified in the applicable Pricing Supplement, Notes denominated in U.S. dollars will be issued only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. If the Notes are to be denominated in a Foreign Currency, the authorized denominations and currency exchange rate information will be set forth in the applicable Pricing Supplement. The principal amount payable at Maturity and/or any interest or premium on a Note may be determined by reference to the relationship between two or more currencies, to the price of one or more specified securities or commodities or to one or more securities or commodities exchange indices or other indices or by other similar methods (an "Indexed Note"), as described in the applicable Pricing Supplement. An Indexed Note, the principal amount payable at Maturity and/or the interest rate of which is determined by reference to the relationship between two currencies, two composite currencies or a currency and a composite currency, is referred to herein as a Currency Indexed Note. See "Description of Notes--Currency Indexed Notes" and "--Other Indexed Notes and Certain Terms Applicable to All Indexed Notes."
                                             (COVER CONTINUED ON FOLLOWING PAGE)
                         ------------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT,
             ANY PRICING SUPPLEMENT HERETO OR THE PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             PRICE TO                      AGENT'S                     PROCEEDS TO
                            PUBLIC(1)                   COMMISSIONS(2)                COMPANY(2)(3)
Per Note.........              100%                      .125%--.625%                99.375%--99.875%
Total............       $6,608,437,312(4)          $8,260,547--$41,302,733     $6,567,134,579--$6,600,176,765

(1) Unless otherwise indicated in a Pricing Supplement, Notes will be issued at 100% of their principal amount.

(2) Unless otherwise indicated in a Pricing Supplement, the Company will pay Lehman Brothers Inc. ("Lehman Brothers"), as agent (the "Agent"), a commission ranging from .125% to .625% of the principal amount of any Note, depending on its Stated Maturity, sold through the Agent, except that the commission payable by the Company to the Agent with respect to Notes with maturities of greater than 30 years will be negotiated at the time the Company issues such Notes. The Company may also sell Notes to the Agent as principal for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale to be determined by the Agent. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to the Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by the Agent. The Company may also sell Notes directly to investors on its own behalf, in which case no commission will be payable.

(3) Before deducting other expenses payable by the Company.

(4) Including the U.S. dollar equivalent with respect to any Notes denominated in foreign or composite currencies.
                            ------------------------

    The Notes are offered on a continuing basis by the Company through the Agent, which has agreed to use reasonable best efforts to solicit purchases of the Notes. The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution of Notes".

    This Prospectus Supplement and the accompanying Prospectus may also be used by Lehman Brothers Inc., a subsidiary of the Company, in connection with offers and sales of the Notes related to marketmaking transactions, by and through Lehman Brothers, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers may act as principal or agent in such transactions.
                            ------------------------
                                LEHMAN BROTHERS
May 4, 1998

(COVER CONTINUED FROM PRECEDING PAGE)

    Each Note will be represented by either a global security (a "Global Security") registered in the name of a nominee of The Depository Trust Company, as Depository (each such Note represented by a Global Security being referred to herein as a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"), as set forth in the applicable Pricing Supplement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants.

    Terms not otherwise provided in this Prospectus Supplement or in the accompanying Prospectus will be established for each Note by the Company prior to the date of issuance of such Note (the "Issue Date") and will be indicated in an accompanying Pricing Supplement. The Pricing Supplement relating to each Note will describe the following terms, as applicable: (1) the Specified Currency with respect to such Note (and, if such Specified Currency is a Foreign Currency (a "Foreign Specified Currency"), certain other terms relating to such Note);
(2) whether such Note is a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Original Issue Discount Note; (3) whether such Note is an Indexed Note, and if so the special terms thereof; (4) the price (expressed as a percentage of the aggregate initial public offering price thereof) at which such Note will be issued to the public; (5) the Issue Date of such Note; (6) the Stated Maturity of such Note; (7) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any; (8) if such Note is a Floating Rate Note, the interest rate formula, the Initial Interest Rate, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the maximum interest rate and the minimum interest rate, if any, the Spread or Spread Multiplier, if any, Calculation Dates, Regular Record Dates and any other terms relating to the Calculation Agent or to the particular method of calculating the interest rate for such Note; (9) if such Note is an Amortizing Note, the repayment information in respect thereof; (10) whether such Note is a Renewable Note, and if so the special terms thereof; (11) whether the interest rate on such Note may be reset upon the occurrence of certain events or at the option of the Company; (12) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to its Stated Maturity, and if so, the provisions relating to such redemption or repayment;
(13) whether such Note will be issued initially as a Book-Entry Note or a Certificated Note; (14) certain special federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; and (15) any other terms of such Note not inconsistent with the provisions of the Indenture.

    Interest rates and interest rate formulas are subject to change by the Company, but no such change will affect the interest rate on or interest rate formula for any Note theretofore issued or which the Company has agreed to sell, except as described herein under "Subsequent Interest Periods" and "Extension of Maturity." Unless otherwise indicated in the applicable Pricing Supplement, the Notes will bear interest at (i) a fixed rate or (ii) a floating rate or rates determined by reference to the Commercial Paper Rate, the Federal Funds Effective Rate, the CD Rate, LIBOR, the Prime Rate, the Treasury Rate or such other interest rate formula as may be designated in an accompanying Pricing Supplement, as adjusted by the Spread or Spread Multiplier, if any, applicable to such Notes. Certain Notes issued at a discount from the principal amount payable at Maturity thereof may provide that Holders of such Notes will not receive periodic payments of interest. See "Description of Notes-- Original Issue Discount Notes."

    Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable each February 15 and August 15 and at Maturity. Interest on Floating Rate Notes will be payable on the dates indicated therein and in the applicable Pricing Supplement. See "Description of Notes--Interest and Interest Rates."

                              DESCRIPTION OF NOTES

    The following description of the particular terms of the Notes offered hereby supplements and to the extent inconsistent therewith replaces the description of the general terms of the Debt Securities set forth under the heading "Description of Debt Securities" in the accompanying Prospectus. For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the Prospectus. The Notes constitute "Senior Debt" as defined in the accompanying Prospectus.

    Certain capitalized terms used herein have the meanings ascribed thereto in the accompanying Prospectus. Reference is also made to the Glossary for certain defined terms used herein and the locations of other defined terms used herein.

    Currency amounts in this Prospectus Supplement, the accompanying Prospectus and any Pricing Supplement are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S.$"), unless otherwise indicated.

GENERAL

    The Notes constitute a single series of Debt Securities for purposes of the Indenture under which they are to be issued. As of May 4 , 1998, there was an aggregate of $11,006,840,000 in principal amount (or the equivalent thereof in Foreign Currencies) of Notes outstanding. The Notes are not limited as to a total amount authorized. The Company from time to time may sell additional series of Debt Securities (as defined in the accompanying Prospectus), including additional series of medium-term notes. See "Plan of Distribution of Notes."

    The Notes will be offered on a continuing basis and will mature on a day nine months or more from their Issue Date, as specified in an applicable Pricing Supplement. The Notes, other than Amortizing Notes, will not be subject to any sinking fund nor will the Notes be redeemable at the option of the Company or repayable at the option of the Holder prior to their Stated Maturity, unless otherwise provided in an applicable Pricing Supplement.

    Unless otherwise specified for Notes denominated in a Foreign Currency or as otherwise specified in an applicable Pricing Supplement, the Notes will be issuable only in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof. If any of the Notes are to be denominated in a Foreign Currency, or if the principal of and premium, if any, and any interest on any of the Notes is to be payable at the option of the Holder or the Company in a currency, including a currency unit, other than that in which such
Note is denominated, the applicable Pricing Supplement will provide additional information, including applicable exchange rate information, pertaining to the terms of such Notes and other matters of interest to the holders thereof.

    Each Note will be issued initially as either a Book-Entry Note or a Certificated Note. Except as set forth in the accompanying Prospectus under "Description of Debt Securities--Global Securities" or in the applicable Pricing Supplement, Book-Entry Notes will not be issuable in definitive form. Unless otherwise specified in the applicable Pricing Supplement, Indexed Notes and Dual Currency Notes will only be issued as Certificated Notes. See "Book-Entry Notes." Certificated Notes may be presented for registration of transfer or exchange at the Corporate Trust Office.

PAYMENT CURRENCY

    Unless otherwise specified in the applicable Pricing Supplement, and except as otherwise described herein with respect to Currency Indexed Notes and Dual Currency Notes, the Notes will be denominated in U.S. dollars and payments of principal, premium, if any, and interest will be made in U.S. dollars. The principal of, premium, if any, and interest on each Note denominated in a Foreign Currency is payable by the Company in U.S. dollars based on the equivalent of that Foreign Currency converted into U.S. dollars.

If a Note is denominated in a Foreign Currency, the Company will (unless otherwise specified in the applicable Pricing Supplement) appoint an agent (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph. Unless otherwise specified in the applicable Pricing Supplement, Lehman Brothers Inc., or an affiliate, will act as the Exchange Rate Agent. Notwithstanding the foregoing, the Holder of a Note denominated in a Foreign Currency may (if the applicable Pricing Supplement and Note so indicate) elect to receive all such payments in the Foreign Currency by delivery of a written request to the Trustee (or to any duly appointed Paying Agent) at the Corporate Trust Office not later than 10 calendar days prior to the applicable payment date, and such election will remain in effect for such Holder until revoked by written notice to the Trustee (or to any such Paying Agent) at the Corporate Trust Office received not later than 10 calendar days prior to the applicable payment date; provided, however, no such election or revocation may be made with respect to payments on any Note with respect to which (i) an Event of Default (as defined in the accompanying Prospectus) has occurred, (ii) the Company has exercised any discharge or defeasance options or (iii) the Company has given a notice of redemption. In the event any Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in U.S. dollars unless such transferee makes an election pursuant to the preceding sentence; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, such election, if in effect while funds are on deposit with the Trustee to satisfy and discharge such Note in accordance with the provisions of the Indenture, will be effective on any transferee of such Holder. Unless otherwise specified in the applicable Pricing Supplement, payment of principal of, premium, if any, and interest on Notes to be made in a Foreign Specified Currency will be made to an account maintained by the Holder of such Notes at a bank in the country which issues such Foreign Specified Currency (or, if such Foreign Specified Currency is a composite currency, at a bank outside the United States that accepts deposits in such Foreign Specified Currency).

    Unless otherwise specified in the applicable Pricing Supplement, the amount of U.S. dollars payable in respect of a Note denominated in a Foreign Currency will be determined by the Exchange Rate Agent based on the indicative quotation in The City of New York selected by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date that yields the least number of U.S. dollars upon conversion of such Foreign Currency. Unless otherwise specified in the applicable Pricing Supplement, such selection shall be made from among the quotations appearing on the bank composite or multi-contributor pages of the Reuters Monitor Foreign Exchange Service or, if not available, the Telerate Monitor Foreign Exchange Service. If such quotations are unavailable from either such foreign exchange service, such selection shall (unless otherwise specified in the applicable Pricing Supplement) be made from the quotations received by the Exchange Rate Agent from no more than three nor less than two recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Foreign Currency payable on such payment date in respect of all Notes denominated in such Foreign Currency and for which the applicable dealer commits to execute a contract. If no such bid quotations are available, payments will be made in the Foreign Currency.

    Unless otherwise specified in the applicable Pricing Supplement, if payment on a Note is required to be made in a Foreign Specified Currency and such currency is unavailable to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Company will be entitled to make payments with respect to such Note in U.S. dollars until such Foreign Currency is again available or so used. The amount so payable on any date in such Foreign Currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Foreign

Currency on the second Business Day prior to such payment date, or on such other basis as shall be specified in the applicable Pricing Supplement. In the event such Market Exchange Rate is not then available, the Company will be entitled to make payments in U.S. dollars (i) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (ii) if such Foreign Currency is a composite currency, including, without limitation, the ECU, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified in the applicable Pricing Supplement). Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture.

    If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

    In the event of an official redenomination of the Specified Currency, the Denominated Currency, the Indexed Currency or the Optional Payment Currency (including without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Company to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination. Except to the extent Indexed Notes provide for the adjustment of the amount of principal or interest payable in respect of such Notes pursuant to application of the formulas described under "Currency Indexed Notes," or any other formula provided for in the applicable Pricing Supplement, Notes will not provide for any adjustment to any amount payable under such Notes as a result of (a) any change in the value of the Specified Currency thereof relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

    All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to the approval of the Company). In the absence of manifest error, such determinations shall be conclusive for all purposes and binding on holders of the Notes and the Exchange Rate Agent shall have no liability therefor.

    All currency exchange costs will be borne by the holders of the applicable Notes by deduction from the payments made thereon.

PAYMENT OF PRINCIPAL AND INTEREST

    Interest, if any, on the Notes will be payable on each Interest Payment Date and at Maturity. Principal of and premium, if any, on the Notes will be payable at Maturity.

    Unless otherwise specified in the applicable Pricing Supplement, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to each person in whose name a Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date (whether or not a Business Day) next preceding such Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any date of Maturity shall be payable to the Person to whom principal shall be payable; and provided, further, that, unless otherwise specified in the applicable Pricing Supplement, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.

    Unless otherwise specified in the applicable Pricing Supplement and except as stated below, all interest payments with respect to Certificated Notes and all principal payments with respect to Amortizing Notes which are Certificated Notes (in each case other than interest and, in the case of Amortizing Notes, principal payable at Maturity), will be made by wire transfer or by check; provided that a Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and term (or a Holder of the equivalent thereof in a Foreign Currency) shall be entitled to receive such interest (and, in the case of Amortizing Notes, principal payments) in immediately available funds, but only if complete and appropriate instructions have been received in writing by the Trustee (or any duly appointed Paying Agent) on or prior to the applicable Regular Record Date. Simultaneously with the election by any Holder of a Note to receive payments in a Foreign Currency as provided under "Payment Currency" above, such Holder may, if so entitled as described above, elect to receive such payments in immediately available funds by providing complete and appropriate instructions to the Trustee (or any duly appointed Paying Agent), and all payments of principal of, premium, if any, and interest on such Note will be made in immediately available funds to an account at a bank outside the United States or as otherwise specified in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, payments of principal, premium, if any, and interest payable at Maturity with respect to Certificated Notes will be made in immediately available funds (unless otherwise specified in the applicable Pricing Supplement, payable to an account at a bank outside the United States if payable in a Foreign Currency) upon surrender of the Note at the Corporate Trust Office, provided that the Note is presented to the Trustee (or any duly appointed Paying Agent) in time for the Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

    Unless otherwise specified in the applicable Pricing Supplement, payments of interest on a Book-Entry Note, and principal of Amortizing Notes that are Book-Entry Notes (in each case, other than at Maturity), will be made in same-day funds in accordance with existing arrangements between the Trustee (or any duly appointed Paying Agent) and the Depository. Unless otherwise specified in the applicable Pricing Supplement, any principal, premium and/or interest payable at Maturity of a Book-Entry Note will be paid by the Trustee (or any such Paying Agent) by wire transfer in immediately available funds to an account specified by the Depository (which account, unless otherwise provided in the applicable Pricing Supplement, will be at a bank located outside the United States if payable in a Foreign Currency). The Depository will allocate payments received by it to each Book-Entry Note and make payments to the holders thereof in accordance with its existing operating procedures. Neither the Company nor the Trustee (nor any such Paying Agent) shall have any responsibility or liability for such payments by the Depository.

    In the event that any Interest Payment Date and/or Maturity date of any Fixed Rate Note is not a Business Day, principal, premium and/or interest payable at such date will be paid upon the next succeeding Business Day with the same effect as if paid on such Interest Payment Date or such Maturity date, as the case may be, and no additional interest shall accrue as a result of such delayed payments. In the event that any Interest Payment Date and/or Maturity date of any Floating Rate Note is not a Business Day, principal, premium and/or interest payable at such date will be paid upon the next succeeding Business Day with the same effect as if such Business Day were such Interest Payment Date and/or Maturity date, and no interest shall accrue for the period from and after such Interest Payment Date and/ or Maturity date to such next succeeding Business Day, except that in the case of a LIBOR Note, if such next succeeding Business Day falls in the next calendar month, such Interest Payment Date and/or Maturity date shall be the preceding day that is a Business Day with respect to such Note.

    The Company will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax, will be borne by the holders of the Notes in respect of which such payments are made.

INTEREST AND INTEREST RATES

    Each Note will bear interest from its Issue Date at the annual rate, or at a rate determined pursuant to an interest rate formula, stated therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment, except as described below under "Subsequent Interest Periods" and "Extension of Maturity."

    Interest rates and interest rate formulas are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to sell, except as described below under "Subsequent Interest Periods" and "Extension of Maturity." Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement, and unless otherwise specified in the applicable Pricing Supplement, each Regular Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date.

    Each Note will bear interest at either (a) a per annum fixed rate, in which case such Note will be a "Fixed Rate Note," or (b) a floating rate determined by reference to an interest rate formula which may be adjusted by a Spread or Spread Multiplier, if any, in which case such Note will be a "Floating Rate Note." Any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. The applicable Pricing Supplement will designate one of the following interest rate bases as applicable to each Floating Rate Note: (a) the Commercial Paper Rate in which case such Note will be a "Commercial Paper Rate Note," (b) the Federal Funds Effective Rate in which case such Note will be a "Federal Funds Effective Rate Note," (c) the CD Rate in which case such Note will be a "CD Rate Note," (d) LIBOR in which case such Note will be a "LIBOR Note," (e) the Prime Rate in which case such Note will be a "Prime Rate Note," (f) the Treasury Rate in which case such Note will be a "Treasury Rate Note" or (g) such other interest rate formula as is set forth in such Pricing Supplement.

    The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 25% per annum (calculated, in each case, on a simple interest basis). This limit does not apply to loans of $2,500,000 or more.

FIXED RATE NOTES

    Each Fixed Rate Note will bear interest from its Issue Date at the annual rate stated on the face thereof. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes (other than Amortizing Notes) will be February 15 and August 15 of each year and the Regular Record Dates will be February 1 and August 1 of each year. Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

    Unless otherwise specified in the applicable Pricing Supplement, principal of and interest on each Amortizing Note will be payable either quarterly on each February 15, May 15, August 15 and November 15, or semi-annually on each February 15 and August 15, as set forth in the applicable Pricing Supplement, and at Maturity. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be set forth in the applicable Pricing Supplement.

FLOATING RATE NOTES

    Except for the period from the Issue Date to the first Interest Reset Date set forth in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be equal to either (i) the interest rate calculated by reference to the specified interest rate formula (as specified in the applicable Pricing Supplement) plus or minus the Spread, if any, or (ii) the interest rate calculated by reference to the specified interest rate formula multiplied by the Spread Multiplier, if any. The applicable Pricing Supplement will specify the interest rate basis and the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement may contain particulars as to the Calculation Agent, Calculation Dates, Index Maturity, Initial Interest Rate, Interest Determination Dates, Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to such Note.

    Except as provided below or as set forth in an applicable Pricing Supplement, interest on Floating Rate Notes will be payable in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of the four months of each year specified in the applicable Pricing Supplement; in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the one month of each year specified in the applicable Pricing Supplement.

    The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date"), as specified in the applicable Pricing Supplement. The Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of the four months of each year specified in the applicable Pricing Supplement; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of the one month of each year specified in the applicable Pricing Supplement; provided, however, that (i) the interest rate in effect from the Issue Date to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Pricing Supplement) and (ii) the interest rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding such Maturity. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for such Floating Rate Note (or in the case of a LIBOR Note, a day that is not a London Banking
Day), the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day (or in the case of a LIBOR Note, to the next day that is a London Banking Day) for such Floating Rate Note, except that in the case of a LIBOR Note, if such London Banking Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London Banking Day. If an auction date for Treasury bills shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

    Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date will be (a) such Interest Reset Date for a Prime Rate Note (the "Prime Interest Determination Date") and (b) the Business Day preceding such Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), a Federal Funds Effective Rate Note (the "Federal Funds Interest Determination Date") or a CD Rate Note (the "CD Interest Determination Date"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day preceding such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills of the applicable Index Maturity would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

    Unless otherwise specified in the applicable Pricing Supplement, Floating Rate Notes will mature on an Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, the interest payable on each Interest Payment Date or at Maturity for Floating Rate Notes will be the amount of interest accrued from and including the Issue Date or from and including the last Interest Payment Date to which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date or the date of Maturity, as the case may be; provided, however, that in the case of a Floating Rate Note on which interest is reset daily or weekly, interest payable on each Interest Payment Date will be the amount of interest accrued from and including the Issue Date or from and excluding the last date to which interest has been paid, as the case may be, to, and including, the Regular Record Date immediately preceding such Interest Payment Date, except that at Maturity the interest payable will include interest accrued to, but excluding, the date of Maturity. Accrued interest from the Issue Date or from the last date to which interest has been paid is calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from the Issue Date or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, Federal Funds Effective Rate Notes, CD Rate Notes, LIBOR Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest rate applicable to any day that is an Interest Reset Date is the interest rate as determined, in accordance with the procedures hereinafter set forth, with respect to the Interest Determination Date pertaining to such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

    Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upwards).

    The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to such Note. For purposes of calculating the rate of interest payable on Floating Rate Notes, the Company will enter into an agreement with the Calculation Agent.

COMMERCIAL PAPER RATE NOTES

    A Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the applicable Index Maturity as such rate is published in H.15(519) under the heading "Commercial Paper." If such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the applicable Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate for such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent after consultation with the Company for commercial paper having the applicable Index Maturity, placed for industrial issuers whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate for the applicable period will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                             D X 360
 Money Market Yield =    --------------     X 100
                          360 - (D X M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

FEDERAL FUNDS EFFECTIVE RATE NOTES

    A Federal Funds Effective Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Effective Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Effective Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Effective Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Effective Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Effective Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 11:00 A.M., New

York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent after consultation with the Company; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate for the applicable period will be the Federal Funds Effective Rate in effect on such Federal Funds Interest Determination Date.

CD RATE NOTES

    A CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the CD Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the applicable Index Maturity as published in H.15(519) under the heading "CDs (Secondary Market)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the applicable Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate for such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of the opening of business, New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent after consultation with the Company for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate for the applicable period will be the CD Rate in effect on such CD Interest Determination Date.

LIBOR NOTES

    A LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Pricing Supplement.

    With respect to LIBOR Notes indexed to the offered rate for U.S. dollar or Foreign Currency deposits, unless otherwise indicated in the applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent as follows:

        (a) With respect to a LIBOR Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either (i) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period (commencing on the Interest Reset Date) of the applicable Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or
    (ii) the offered rate for deposits in U.S. dollars or the applicable Foreign Currency specified in the applicable Pricing Supplement for the period (commencing on the Interest Reset Date) of the applicable Index Maturity which appears on the Telerate Page 3740 or the Telerate Page 3750, as applicable, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

        (b) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (a)(i) above, or on which no rate appears on the Telerate Page 3740 or the Telerate Page 3750, as applicable, as specified in (a)(ii) above, as applicable, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the applicable currency for the period (commencing on the Interest Reset Date) of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 (or the equivalent thereof in the applicable currency if such currency is a Foreign Currency) that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR in respect of such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent after consultation with the Company for loans in the applicable currency to leading European banks, for the period (commencing on the Interest Reset
    Date) of the applicable Index Maturity and in a principal amount equal to an amount of not less than $1,000,000 (or the equivalent thereof in the applicable currency if such currency is a Foreign Currency) that is representative of a single transaction in such market at such time, provided, however, that if the banks in The City of New York selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be LIBOR as in effect on such LIBOR Interest Determination Date.

PRIME RATE NOTES

    A Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the Prime Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate on that day as published in H.15(519) under the heading "Bank Prime Loan" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for such Prime Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for such Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent after consultation with the Company. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates in effect for such Prime Interest Determination Date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, in each case having total equity capital of at least $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent after consultation with the Company to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for the applicable period will be the Prime Rate in effect on such Prime Interest Determination Date.

TREASURY RATE NOTES

    A Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in the Treasury Rate Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the auction held on such Treasury Interest Determination Date of direct obligations of the United States ("Treasury bills") having the applicable Index Maturity as published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the Treasury Department. In the event that the results of the auction of Treasury bills having the applicable Index Maturity are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Treasury Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent after consultation with the Company for the issue of Treasury bills with a remaining maturity closest to the applicable Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate for the applicable period will be the Treasury Rate in effect on such Treasury Interest Determination Date.

CURRENCY INDEXED NOTES

GENERAL

    The Company may from time to time offer Notes the principal amount payable at Maturity and/or the interest rate of which is determined by reference to the rate of exchange between the currency or composite currency in which such Notes (the "Currency Indexed Notes") are denominated (the "Denominated Currency") and the other currency or composite currency specified as the Indexed Currency (the "Indexed Currency") in the applicable Pricing Supplement, or as determined in such other manner as may be specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, Holders of Currency Indexed Notes will be entitled to receive (i) an amount exceeding the stated face amount of the principal (the "Face Amount") of, and/or interest calculated at the stated rate of interest on, their Currency Indexed Notes if, at Maturity or upon the relevant Interest Payment Date, as the case may be, the rate at which the Denominated Currency can be exchanged for the Indexed Currency exceeds the rate of such exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, in the applicable Pricing Supplement (the "Base Exchange Rate") or
(ii) an amount less than such Face Amount and/or interest calculated at such stated interest rate if, at Maturity or upon the relevant Interest Payment Date, as the case may be, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is less than such Base Exchange Rate, in each case determined as described below under "Payment of Principal and Interest." Information as to the relative historical value (which information is not necessarily indicative of relative future value) of the applicable Denominated Currency against the applicable Indexed Currency, any exchange controls applicable to such Denominated Currency or Indexed Currency and certain tax consequences to Holders of Currency Indexed Notes will be set forth in the applicable Pricing Supplement.

PAYMENT OF PRINCIPAL AND INTEREST

    Unless otherwise specified in the applicable Pricing Supplement, the payment of principal at Maturity and interest on each Interest Payment Date (until the principal thereof is paid or made available for payment) will be payable in the Denominated Currency (except as otherwise described under "Payment Currency") in amounts calculated in the manner described below.

    Unless otherwise specified in the applicable Pricing Supplement, principal at Maturity, if indexed, will be payable in an amount equal to the Face Amount of the Currency Indexed Note, plus or minus an amount determined by reference to the difference between the Base Exchange Rate specified in the applicable Pricing Supplement and the rate at which the Denominated Currency can be exchanged for the Indexed Currency on the second Exchange Rate Day (the "Determination Date") prior to the Maturity date of such Currency Indexed Note, as determined by the determination agent specified in the applicable Pricing Supplement (the "Determination Agent"). Such rate of exchange shall be based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Determination Agent from the Reference Dealers in The City of New York at approximately 11:00 A.M., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the aggregate Face Amount of such Currency Indexed Notes multiplied by the Base Exchange Rate, with settlement on the Maturity date to be in the Denominated Currency (such rate of exchange, as so determined and expressed in units of the Indexed Currency per one unit of the Denominated Currency, is hereafter referred to as the "Spot Rate"). If such quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond the control of the Company or the Determination Agent, the Spot Rate will be determined on the basis of the most recently available quotations from the Reference Dealers. As used herein, the term "Reference Dealers" shall mean the three banks or firms specified as such in the applicable Pricing Supplement, or if any of them shall be unwilling or unable to provide the requested quotations, such other major money center bank or banks in The City of New York selected by the Company, in consultation with the Determination Agent, to act as Reference Dealer or Dealers in replacement therefor. The principal amount of and interest on the Currency Indexed Notes determined by the Determination Agent to be payable will be payable to the Holders thereof in the manner set forth herein and in the applicable Pricing Supplement. In the absence of manifest error, the determination by the Determination Agent of the Spot Rate and of the amount of principal and interest payable in respect of Currency Indexed Notes shall be final and binding on the Company and the Holders of such Currency Indexed Notes.

    Unless otherwise specified in the applicable Pricing Supplement, on the basis of the aforesaid determination by the Determination Agent and the formulas and limitations set forth below, (i) if the Base Exchange Rate equals the Spot Rate for any Currency Indexed Note, then the principal amount of such Currency Indexed Note payable at Maturity would be equal to the Face Amount of such Currency Indexed Note; (ii) if the Spot Rate exceeds the Base Exchange Rate (i.e., the Denominated Currency has appreciated against the Indexed Currency during the term of the Currency Indexed Note), then the principal amount so payable would be greater than the Face Amount of such Currency Indexed Note;
(iii) if the Spot Rate is less than the Base Exchange Rate (i.e., the Denominated Currency has depreciated against the Indexed Currency during the term of the Currency Indexed Note) but is greater than one-half of the Base Exchange Rate, then the principal amount so payable would be less than the Face Amount of such Currency Indexed Note; and (iv) if the Spot Rate is less than or equal to one-half of the Base Exchange Rate, then the Spot Rate will be deemed to be one-half of the Base Exchange Rate and no principal amount of the Currency Indexed Note would be payable at Maturity.

    With respect to the payment of interest on each Interest Payment Date, if indexed, the amount will be the Face Amount multiplied by the relevant interest rate, indexed as specified in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the formulas to be used by the Determination Agent to determine the principal amount of a Currency Indexed Note payable at Maturity and the interest payable on each Interest Payment Date will be as follows:

    As to principal, if the Spot Rate equals or exceeds the Base Exchange Rate, the principal amount of a Currency Indexed Note payable at Maturity shall equal:

                                 Spot Rate - Base Exchange Rate
   Face Amount + (Face Amount X  ------------------------------
                                        Spot Rate      );

and if the Base Exchange Rate exceeds the Spot Rate, the principal amount of a Currency Indexed Note payable at Maturity (which shall, in no event, be less than zero) shall equal:

                                 Base Exchange Rate - Spot Rate
   Face Amount - (Face Amount X  ------------------------------
                                        Spot Rate      ).

    As to interest, the amount of interest payable on any Interest Payment Date on a Currency Indexed Note shall equal:

                                           Spot Rate
Face Amount X Stated Interest Rate X  -------------------
                                      Base Exchange Rate.

    Unless otherwise specified in the applicable Pricing Supplement, in the event of any redemption or repayment of a Currency Indexed Note prior to its Stated Maturity, the phrases "Maturity date" and "at Maturity" used above would refer to the redemption or repayment date of such Currency Indexed Note.

OTHER INDEXED NOTES AND CERTAIN TERMS APPLICABLE TO ALL INDEXED NOTES

    The Notes may be issued as Indexed Notes, other than Currency Indexed Notes, the principal amount payable at Maturity and/or the interest rate of which may be determined by reference to the relationship between two or more currencies, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas (each an "applicable Index"). The Pricing Supplement relating to such an Indexed Note will describe, as applicable, the method by which the amount of interest payable on any Interest Payment Date and the amount of principal payable at Maturity in respect of such Indexed Note will be determined, certain special tax consequences of the purchase, ownership or disposition of such Indexed Notes, certain risks associated with an investment in such Indexed Notes and other information relating to such Indexed Notes.

    Unless otherwise specified in the applicable Pricing Supplement, the maximum principal amount payable at Maturity in respect of any Indexed Note will be an amount equal to twice the face amount thereof and the minimum principal amount so payable would be zero.

    Unless otherwise specified in the applicable Pricing Supplement, (a) for the purpose of determining whether Holders of the requisite principal amount of Debt Securities outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the face amount thereof and (b) if the payment of principal of and interest on any Indexed Note is accelerated in accordance with the provisions described under "Description of Debt Securities--Events of Default" in the Prospectus, then the Company shall pay to the Holder of such Indexed Note on the date of acceleration the principal amount determined by reference to the formula by which the principal amount of such Indexed Note would be determined on the Stated Maturity date thereof, as if the date of acceleration were the Stated Maturity date.

    An investment in Indexed Notes entails significant risks, including wide fluctuations in market value as well as in the amounts of payments due thereunder, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular commodity and economic and political events over which the Company has no control. Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Indexed Notes. Indexed Notes are not an appropriate investment for investors who are unsophisticated with respect to securities, commodities and/or foreign currency transactions.

DUAL CURRENCY NOTES

GENERAL

    The Company may from time to time offer Notes (the "Dual Currency Notes") as to which the Company has a one time option, exercisable on any one of the dates specified in the applicable Pricing Supplement (each an "Option Election Date") in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the optional currency specified in the applicable Pricing Supplement (the "Optional Payment Currency"). Information as to the relative value of the Specified Currency compared to the Optional Payment Currency will be set forth in the applicable Pricing Supplement.

    The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the Specified Currency and Optional Payment Currency of such issuance and the Designated Exchange Rate for such issuance, which will be a fixed exchange rate used for converting amounts denominated in the Specified Currency into amounts denominated in the Optional Payment Currency. The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for the related issuance of Dual Currency Notes. Each Option Election Date will be a certain number of days before an Interest Payment Date or the Stated Maturity date, as set forth in the applicable Pricing Supplement, and will be the date on which the Company may select whether to make all scheduled payments due thereafter in the Optional Payment Currency rather than in the Specified Currency.

    If the Company makes such an election, the amount payable in the Optional Payment Currency shall be determined using the exchange rate specified in the applicable Pricing Supplement (the "Designated Exchange Rate"). If such election is made, notice of such election shall be mailed in accordance with the terms of the applicable Tranche of Dual Currency Notes within five Business Days of the Option Election Date and shall state (i) the first date, whether an Interest Payment Date and/or the Stated Maturity date, on which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn. The equivalent value in the Specified Currency of payments made after such an election may be less, at the then current exchange rate, than if the Company had made such payment in the Specified Currency.

    For further information regarding certain tax consequences to Holders of Dual Currency Notes, see "United States Taxation--Dual Currency Debt Securities" in the accompanying Prospectus.

PAYMENT DUE UPON EARLY MATURITY

    Unless otherwise specified in the applicable Pricing Supplement, notwithstanding any prior election made by the Company, if a Note is a Dual Currency Note, the amount payable on such Note in the event of any optional redemption by the Company, any repayment at the option of the Holder, any acceleration of the Maturity of such Note or other prepayment of such Note prior to the Stated Maturity of such Note shall be an amount equal to the Face Amount thereof plus accrued interest to but excluding the date of Maturity minus the Total Option Value multiplied by a fraction, the numerator of which is the Face Amount of such Dual Currency Note and the denominator of which is the aggregate Face Amount of all Dual Currency Notes of the same Tranche, provided, however, that if such Dual Currency Note is also an Original Issue Discount Note, the aggregate Face Amount of all Dual Currency Notes of the same Tranche upon acceleration will be deemed to be the principal amount of an original issue discount note payable upon acceleration as described below under "Original Issue Discount Notes." Notwithstanding any prior election made by the Company, such payment shall be made in the Specified Currency unless otherwise provided in the applicable Pricing Supplement.

    In no event will payment of principal of any Dual Currency Note upon acceleration be less than zero.

    All determinations with respect to Dual Currency Notes made by the Exchange Rate Agent or the Option Value Calculation Agent shall be at their sole discretion (except to the extent it is expressly provided that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder thereof, and neither the Exchange Rate Agent nor the Option Value Calculation Agent shall have any liability therefor.

AMORTIZING NOTES

    The Company may from time to time offer Fixed Rate Notes for which payments combining principal and interest are made in installments over the life of the Notes ("Amortizing Notes"). Unless otherwise specified in the applicable Pricing Supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable Pricing Supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Pricing Supplement and set forth on such Notes.

ORIGINAL ISSUE DISCOUNT NOTES

    The Company may from time to time offer Original Issue Discount Notes. The applicable Pricing Supplement to certain Original Issue Discount Notes may provide that Holders of such Notes will not receive periodic payments of interest.

    Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of Maturity prior to its Stated Maturity shall be the Amortized Face Amount of such Note as of the date of Maturity. The "Amortized Face Amount" of an Original Issue Discount Note shall be the amount equal to (i) the issue price set forth in the applicable Pricing Supplement plus (ii) that portion of the difference between the issue price and the principal amount of such Note that has accrued at the yield to maturity set forth in the Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) by such date of Maturity, but in no event shall the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

OTHER PROVISIONS

    Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face of such Note, or in an addendum relating thereto if so specified on the face thereof, and in the applicable Pricing Supplement.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes having the same terms may be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository"), and registered in the name of a nominee of the Depository. The Depository currently only accepts Notes denominated in U.S. dollars.

    So long as the Depository or its nominee is the registered owner of any Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Note or Notes represented by such Global Security for all purposes under the Indenture.

    The Depository has advised the Company and the Agent as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. See "Description of Debt Securities--Global Securities" in the accompanying Prospectus.

REDEMPTION AND REPAYMENT

    Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If so specified in an applicable Pricing Supplement with respect to a Note or Notes, such Note or Notes will be redeemable on or after the date or dates set forth in such Pricing Supplement, either in whole or from time to time in part, at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed or at such other price or prices set forth in such Pricing Supplement, together with interest accrued thereon to the date of redemption, on notice given not more than 60 nor less than 30 days prior to the date of redemption. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. The Notes, other than Amortizing Notes, will not be subject to any sinking fund, unless otherwise specified in an applicable Pricing Supplement.

    Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be repayable prior to their Stated Maturity. If so specified in an applicable Pricing Supplement with respect to a Note or Notes, such Note or Notes will be repayable at the option of the Holder on a date or dates specified prior to their Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

    In order for a Note to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of a Note shall be irrevocable. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. Upon any partial repayment of a Note, such Note will be cancelled and a new Note or Notes for the remaining principal amount shall be issued in the name of the Holder of the partially repaid Note.

    If a Note is represented by a Global Security, the Depository's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depository's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depository of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depository.

    The Company may at any time purchase Notes at any price in the open market or otherwise. Notes purchased by the Company may, at its discretion, be held, resold or surrendered to the Trustee for cancellation.

SUBSEQUENT INTEREST PERIODS

    The Pricing Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread or Spread Multiplier, in the case of a Floating Rate Note, and, if so, the date or dates on which such interest rate or such Spread or Spread Multiplier, as the case may be, may be reset (each an "Optional Reset Date"). If the Company has such option with respect to any Note, the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement.

    The Company may exercise such an option with respect to a Note by notifying the Trustee in writing of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than five Business Days after receipt thereof, the Trustee will mail to the Holder of such Note a notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of the Company to reset the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

    Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Reset Notice and establish a higher interest rate or higher Spread or Spread Multiplier, as the case may be, for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable and shall be mailed by the Trustee within five Business Days after receipt thereof. All Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread or Spread Multiplier, in the case of a Floating Rate Note, whether or not tendered for repayment.

    If the Company resets the interest rate or the Spread or Spread Multiplier of a Note, the Holder of such Note will have the option to elect repayment of such Note, or any portion thereof, by the Company on an Optional Reset Date at a price equal to the principal amount thereof to be repaid plus any accrued interest to such Optional Reset Date. In order for a Note to be so repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth above under "Redemption and Repayment" for optional repayment except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

EXTENSION OF MATURITY

    The Pricing Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to extend the Stated Maturity of such Note, and, if so, the number of periods of from one to five whole years (each an "Extension Period") for which the Maturity of such Note is extendible and the date beyond which such Maturity may not be extended (the "Final Maturity"). If the Company has such option with respect to any Note, the following procedures shall apply, unless modified as set forth in the applicable Pricing Supplement.

    The Company may exercise such an option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of such Note in effect prior to the exercise of such option (the "Original Stated Maturity"). Not later than five Business Days after receipt thereof, the Trustee will mail to the Holder of such Note a notice (the "Extension Notice"), first class, postage prepaid setting forth (i) the election of the Company to extend the Stated Maturity of such Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date on which or the period or periods during which and the price at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder of a

Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

    Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity for a Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate or a higher Spread or Spread Multiplier, as the case may be, for the Extension Period by causing the Trustee to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable and shall be mailed by the Trustee within three Business Days after receipt thereof. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment.

    If the Company extends the Stated Maturity of a Note, the Holder of such Note will have the option to elect repayment by the Company of such Note, or of any portion thereof, on the Original Stated Maturity at a price equal to the principal amount thereof to be repaid plus any accrued interest to such date. In order for a Note to be so repaid on the Original Stated Maturity, the Holder thereof must follow the procedures set forth above under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that a Holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity; provided, however, that if such day is not a Business Day, then such notice may be given on the next succeeding Business Day.

RENEWABLE NOTES

    The Company may from time to time offer Notes which will mature on an Interest Payment Date specified in the applicable Pricing Supplement occurring in or prior to the twelfth month following the Issue Date of such Notes (the "Initial Maturity Date") unless the maturity of all or any portion of any such Note (a "Renewable Note") is extended in accordance with the procedures described below.

    On each Election Date (the "Election Date") specified in the applicable Pricing Supplement prior to the Initial Maturity Date of a Renewable Note, the Maturity of such Renewable Note may be extended by the Holder thereof to the Interest Payment Date occurring in the twelfth month after the Interest Reset Date next succeeding such Election Date, or such other date as may be specified in the applicable Pricing Supplement (the "Extended Maturity Date"), as described below. If a Holder does not elect to extend the maturity of any portion of the principal amount of a Renewable Note during the specified period prior to any Election Date, such portion will become due and payable on the Extended Maturity Date specified at the prior Election Date.

    A Holder of a Renewable Note may elect to extend the Maturity of such Renewable Note, or if so specified in the applicable Pricing Supplement, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office not less than 3 nor more than 15 days prior to such Election Date (unless another period is specified in the applicable Pricing Supplement as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of such Renewable Note. An election to extend the Maturity of a Renewable Note may be exercised with respect to less than the entire principal amount of such Renewable Note only if so specified in the applicable Pricing Supplement and only in such principal amount, or any integral multiple in excess thereof, as is specified in the applicable Pricing Supplement. Notwithstanding the foregoing, the maturity of the Renewable Notes may not be extended beyond the Stated Maturity Date specified for such Renewable Notes in the applicable Pricing Supplement.

COMBINATION OF PROVISIONS

    If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Redemption and Repayment," "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

                         IMPORTANT CURRENCY INFORMATION

    Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for each Note in the Specified Currency for such Note. Currently, there are limited facilities in the United States for conversion of U.S. dollars into Foreign Currencies and vice versa, and most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Foreign Currency, the Agent will arrange for the conversion of U.S. dollars into such Foreign Currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the fifth Business Day preceding the date of delivery of the Notes, or by such other date as may be determined by the Agent. Each such conversion will be made by the Agent on such terms and subject to such conditions, limitations and charges as the Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser of such Notes.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Notes that are denominated in, or the payment of which is to be made in or determined with reference to, a Foreign Currency entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks generally depend on factors over which the Company has no control and include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the Foreign Currency. Currency exchange rates are determined by, among other factors: changing supply and demand for a particular currency; trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments; U.S. and foreign political and economic events and policies, rates of inflation or interest rates; restrictions on U.S. or foreign exchanges or markets; changes in balances of payment and trade; and currency devaluations and regulations. In recent years, rates of exchange between U.S. dollars and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note.

    Depreciation of the Foreign Currency in which a Note is denominated against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. Similarly, depreciation of the Denominated Currency with respect to an Indexed Note against the applicable Index would result in the principal amount payable with respect to such Note at the date of Maturity being less than the Face Amount of such Note which, in turn, would decrease the effective yield of such Note below its applicable interest rate and could also result in a loss to the investor.

    Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Foreign Currency for making payments with respect to a Note denominated in such currency. There can be no assurances that exchange controls will not restrict or prohibit payments of principal or interest in any currency or currency unit. Even if there are no actual exchange controls, it is possible that on an Interest Payment Date with respect to, or at the Maturity of, any particular Note, the Foreign Currency for such Note would not be available to the Company to make payments of interest and principal then due. In that event, the Company will make such payments in the manner described under "Description of Notes--Payment Currency." In the event of an official redenomination of the Specified Currency (including without limitation, an official redenomination of a Specified Currency that is a composite currency) the obligations of the Company with respect to payments on Notes denominated in such currency shall be deemed, in all cases, immediately following such redenomination to provide for the payment of that amount of redenominated currency specified in the applicable Pricing Supplement representing the amount of such obligations immediately before such redenomination. See "Description of Notes--Payment Currency."

    THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT AND ANY PRICING SUPPLEMENT WILL NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS TO BE MADE IN OR IS RELATED TO THE VALUE OF, A CURRENCY (INCLUDING ANY COMPOSITE CURRENCY) OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE DATE OF ANY PRICING SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH NOTES, WHICH ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

    The information set forth in this Prospectus Supplement is directed to prospective purchasers of Notes who are residents of the United States, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, Notes. Such persons should consult their own counsel with regard to such matters.

    Pricing Supplements relating to Notes denominated in a Foreign Currency will contain information concerning historical exchange rates for such Foreign Currency against the U.S. dollar, a description of the currency and any exchange controls as of the date of the applicable Pricing Supplement affecting such currency.

FOREIGN CURRENCY JUDGMENTS

    The Notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. Under New York law, any judgment with respect to a Note denominated in a Foreign Specified Currency will be rendered in such Foreign Currency and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. In the event an action based on Notes denominated in a Foreign Currency were commenced in a court in the United States outside New York, the currency of judgment and/or applicable exchange rate may differ. The Indenture provides that if it is necessary for the purpose of obtaining a judgment in any court to convert any currency into any other currency, such conversion shall be made at a rate of exchange prevailing on the date the Company makes payment to any person in satisfaction of the judgment. If pursuant to any judgment conversion is to be made on a date other than the payment date, the Indenture provides that the Company shall pay any additional amounts necessary to indemnify such person for any change between the rate of exchange prevailing on the payment date and the rate of exchange prevailing on such other date.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes certain United States federal income tax consequences of the ownership of Notes as of the date hereof. Except where noted, it deals only with Notes held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities, financial institutions, life insurance companies or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986 (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. For a discussion of certain United States federal income tax consequences of the ownership of Notes to United States Holders and Non-United States Holders see "United States Taxation" in the accompanying Prospectus and the discussion set forth below. Any special United States federal income tax considerations relevant to a particular issue of the Notes will be provided in the applicable financing supplement. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION. AS USED HEREIN, A "UNITED STATES HOLDER" OF A NOTE MEANS (I) A CITIZEN OR RESIDENT OF THE UNITED STATES, (II) A CORPORATION OR PARTNERSHIP CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, ALTHOUGH THE INTERNAL REVENUE SERVICE (THE "IRS") HAS BEEN GRANTED REGULATORY AUTHORITY TO AMEND THE DEFINITION OF A PARTNERSHIP ON A PROSPECTIVE BASIS, (III) AN ESTATE OR, FOR TAXABLE YEARS BEGINNING BEFORE JANUARY 1, 1997, A TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR (IV) FOR TAXABLE YEARS BEGINNING AFTER DECEMBER 31, 1996, A TRUST WHICH IS SUBJECT TO THE SUPERVISION OF A COURT WITHIN THE UNITED STATES AND THE CONTROL OF ONE OR MORE UNITED STATES PERSONS AS DEFINED IN SECTION 7701(A)(30) OF THE CODE. A "NON-UNITED STATES HOLDER" IS A HOLDER THAT IS NOT A UNITED STATES HOLDER.

ORIGINAL ISSUE DISCOUNT

    Notes issued with "original issue discount" ("OID") will be referred to as "Original Issue Discount Notes". For a discussion of the principal United States federal income tax consequences of the ownership of Original Issue Discount Notes by United States Holders, see "United States Taxation" in the accompanying Prospectus. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be an Original Issue Discount Note.

    Persons considering the purchase of Original Issue Discount Notes that may be redeemed prior to their Maturity at the option of the Company and/or at the option of the Holder should carefully examine the applicable Pricing Supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of such Notes.

INDEXED NOTES

    The tax treatment of a United States Holder of an Indexed Note including a Currency-Indexed Note, will depend on factors including the specific index or indices used to determine indexed payments on the Note and the amount and timing of any contingent payments of principal and interest. Persons considering the purchase of Indexed Notes should carefully examine the applicable Pricing Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Notes.

NON-UNITED STATES HOLDERS

    The discussion under "United States Taxation" in the accompanying Prospectus does not address the United States tax consequences of purchasing and owning Index Notes or any other Notes that might be deemed to be contingent principal debt instruments. United States tax consequences applicable to the purchase, ownership and disposition of Notes bearing contingent interest, contingent principal or Index Notes will be discussed in an applicable Pricing Supplement.

                         PLAN OF DISTRIBUTION OF NOTES

    The Notes are offered on a continuing basis by the Company through Lehman Brothers Inc. ("Lehman Brothers"), as Agent, which will use its reasonable best efforts to solicit offers to purchase the Notes. The Company will pay the Agent a commission of from .125% to .625% of the principal amount of each Note, depending on its Maturity, sold through the Agent. The Company will have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. The Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes received by it, in whole or in part. The Company also may sell Notes to the Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors at varying prices related to prevailing market prices at the time of such resale, as determined by the Agent. The Company has also reserved the right to sell Notes directly on its own behalf or to or through one or more underwriters or additional agents.

    Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of each Note will be required to be made in the Specified Currency of such Note.

    The Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Act").

    The Agent may sell Notes to or through dealers who may resell to investors. The Agent may pay all or part of its discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

    The Company has been advised by the Agent that it may from time to time purchase and sell Notes in the secondary market, but that it is not obligated to do so. No assurance can be given that there will be a secondary market for the Notes.

    This Prospectus Supplement, together with the accompanying Prospectus, may also be used by Lehman Brothers in connection with offers and sales of the Notes related to market making transactions, by and through Lehman Brothers, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers may act as principal or agent in such transactions.

    This offering, and all members of the NASD participating in this offering, will comply with the applicable requirements of Rule 2720 of the NASD.

                                    GLOSSARY

    Set forth below are definitions of some of the terms used in this Prospectus Supplement and not defined in the related Prospectus.

    "Business Day" means with respect to any Note, unless otherwise specified in the applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: such day is (a) not a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close;
(b) if the Note is denominated in a Foreign Currency other than the ECU, (x) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the Foreign Currency and (y) a day on which banking institutions in such principal financial center are carrying out transactions in such Foreign Currency; (c) if the Note is denominated in ECU, (x) not a day on which banking institutions are authorized or required by law or regulation to close in Luxembourg and

(y) an ECU clearing day, as determined by the ECU Banking Association in Paris; and (d) if such Note is a LIBOR Note, a London Banking Day.

    "Calculation Agent" means the agent appointed by the Company to calculate interest rates for Floating Rate Notes. Unless otherwise provided in a Pricing Supplement, the Calculation Agent will be Citibank, N.A.

    "Calculation Date" means the date, if any, on which the Calculation Agent is to calculate an interest rate for a Floating Rate Note, which shall be the tenth calendar day after the related Interest Determination Date for such Note or if such day is not a Business Day, the next succeeding Business Day, unless otherwise specified in such Note and the related Pricing Supplement.

    "Composite Quotations" means the daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York.

    "Corporate Trust Office" means the office of the Trustee at 111 Wall Street, 5th Floor, New York, New York 10043, or such other office of the Trustee or of any duly appointed Paying Agent as may be specified in the applicable Pricing Supplement.

    "Exchange Rate Day" means any day which is a Business Day in The City of New York, and if such term is used with reference to a Denominated Currency or Indexed Currency that is a Foreign Currency, in the principal financial center of the country of such Denominated Currency or Indexed Currency.

    "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

    "Indenture" means the Indenture, dated as of September 1, 1987 between the Company and the Trustee, as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991, as of October 4, 1993, as of October 1, 1995 and as of June 26, 1997.

    "Index Maturity" means the period of time designated as the representative maturity of the commercial paper, the certificates of deposit, the U.S. dollar deposits or the Treasury bills, respectively, by reference to transactions in which the Commercial Paper Rate, the CD Rate, LIBOR and the Treasury Rate, respectively, or any other interest rate index in effect from time to time with respect to a Note, are to be calculated as set forth in a Note bearing interest at one of those rates and the related Pricing Supplement.

    "Initial Interest Rate" means the rate at which a Floating Rate Note will bear interest from the Issue Date to the first Interest Reset Date, as set forth in the Note and the related Pricing Supplement.

    "Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date (except in the case of LIBOR and Prime Rate, which are calculated on the Interest Determination Date) as described under the heading "Floating Rate Notes" or as otherwise set forth in a Floating Rate Note and the related Pricing Supplement.

    "Interest Payment Date" means the date on which payments of interest on a Note (other than payments on Maturity) are to be made, which will be on February 15 and August 15 of each year in the case of Fixed Rate Notes and will be the dates described under the heading "Floating Rate Notes" in the case of Floating Rate Notes, unless otherwise specified in the Note and the related Pricing Supplement.

    "London Banking Day" means any day on which dealings in deposits in the Specified Currency are transacted in the London interbank market.

    "Maturity" means the date on which the principal of a Note becomes due and payable, whether at the Stated Maturity or by declaration of acceleration or otherwise.

    "Non-United States Holder" means any holder of a Note other than a United States Holder.

    "Option Value" means, with respect to an Interest Payment Date or Stated Maturity date, the amount calculated by the Option Value Calculation Agent to be the arithmetic average of the prices quoted on the date of calculation by three reference banks (which banks shall be selected by the Option Value Calculation Agent and shall be reasonably acceptable to the Company) for the right on the Option Election Date immediately preceding such Interest Payment Date or Stated Maturity date to purchase for value on such Interest Payment Date or Stated Maturity date from such reference banks (A) the aggregate amount of the Specified Currency due on such Interest Payment Date or Stated Maturity date with respect to all of the Dual Currency Notes of the same Tranche in exchange for (B) the amount of the Optional Payment Currency that would be received if the amount in clause (A) were converted into the Optional Payment Currency at the Designated Exchange Rate.

    "Option Value Calculation Agent" means, with respect to any Dual Currency Note, the option value calculation agent designated in the applicable Pricing Supplement.

    "Original Issue Discount Note" means any Note issued with OID.

    "Regular Record Date" means the date on which a Note must be held in order for the holder to receive an interest payment on the next Interest Payment Date. Unless otherwise specified in a Note and the related Pricing Supplement, the Regular Record Dates for Fixed Rate Notes shall be the February 1 and August 1 next preceding such Interest Payment Date, and, in the case of Floating Rate Notes, shall be the fifteenth day prior to the Interest Payment Date.

    "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service, or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

    "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service, or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

    "Security Register" means the register maintained at the Corporate Trust Office of the Trustee.

    "Spread" means the constant amount, if any, to be added to the Commercial Paper Rate, the Federal Funds Effective Rate, the CD Rate, LIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a Note, which amount will be set forth in such Note and the related Pricing Supplement.

    "Spread Multiplier" means the constant amount by which the Commercial Paper Rate, the Federal Funds Effective Rate, the CD Rate, LIBOR, the Prime Rate, the Treasury Rate or any other interest rate index in effect from time to time with respect to a Note is to be multiplied, which amount will be set forth in such Note and the related Pricing Supplement.

    "Stated Maturity" means the date specified in a Note as the date on which principal of such Note is due and payable.

    "Telerate Page 3740" means the display designated as page "3740" on the Telerate Service, or such other page as may replace the 3740 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for deposits in Australian Dollars, French Francs, Canadian Dollars, Italian Lira, Spanish Pesetas and Dutch Guilders.

    "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service, or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for deposits in U.S. Dollars, British Pounds Sterling, German Deutsche Marks, Swiss Francs, Japanese Yen and ECU.

    "Total Option Value" means, with respect to any Dual Currency Note on any date, an amount (calculated, as of such date, by the Option Value Calculation Agent) equal to the sum of the Option Values (calculated as of such date by the Option Value Calculation Agent) for all Interest Payment Dates occurring after the date of calculation up to and including the Stated Maturity date.

    "Treasury Department" means the United States Department of the Treasury.

    "Treasury Regulations" means final, temporary or proposed Treasury Department regulations.

    "Trustee" means Citibank, N.A.

    In addition, definitions for the following terms are set forth in this Prospectus Supplement at the pages indicated:

                                                                                     LOCATION
DEFINED TERM                                                                       OF DEFINITION
--------------------------------------------------------------------------------  ---------------
Act.............................................................................          S-26
Agency Agreement................................................................          S-25
Agent...........................................................................           S-1
Amortized Face Amount...........................................................          S-18
Amortizing Notes................................................................          S-17
applicable Index................................................................          S-16
Base Exchange Rate..............................................................          S-14
Book-Entry Note.................................................................           S-1
CD Interest Determination Date..................................................           S-9
CD Rate.........................................................................          S-11
CD Rate Note....................................................................           S-7
Certificated Note...............................................................           S-1
Code............................................................................          S-24
Commercial Paper Interest Determination Date....................................           S-9
Commercial Paper Rate...........................................................          S-10
Commercial Paper Rate Note......................................................           S-7
Company.........................................................................           S-1
Currency Indexed Notes..........................................................          S-14
Denominated Currency............................................................          S-14
Depository......................................................................          S-18
Designated Exchange Rate........................................................          S-17
Determination Agent.............................................................          S-14
Determination Date..............................................................          S-14
Dual Currency Notes.............................................................          S-16
ECU.............................................................................           S-1
Exchange Rate Agent.............................................................           S-4
Extended Maturity Date..........................................................          S-21
Extension Notice................................................................          S-20
Extension Period................................................................          S-20
Face Amount.....................................................................          S-14
Federal Funds Effective Rate....................................................          S-10
Federal Funds Effective Rate Note...............................................           S-7

                                                                                     LOCATION
DEFINED TERM                                                                       OF DEFINITION
--------------------------------------------------------------------------------  ---------------
Federal Funds Interest Determination Date.......................................           S-9
Final Maturity..................................................................          S-20
Fixed Rate Note.................................................................           S-7
Floating Rate Note..............................................................           S-7
Foreign Currency................................................................           S-1
Foreign Currency Note...........................................................          S-31
Foreign Specified Currency......................................................           S-2
Global Security.................................................................           S-1
Indexed Currency................................................................          S-14
Indexed Note....................................................................           S-1
Initial Maturity Date...........................................................          S-21
Interest Reset Date.............................................................           S-8
Issue Date......................................................................           S-2
LIBOR...........................................................................          S-11
LIBOR Interest Determination Date...............................................           S-9
LIBOR Note......................................................................           S-7
LIBOR Reuters...................................................................          S-11
LIBOR Telerate..................................................................          S-11
Market Exchange Rate............................................................           S-5
NASD............................................................................          S-19
New Notes.......................................................................          S-24
Notes...........................................................................           S-1
OID.............................................................................          S-24
Old Notes.......................................................................          S-24
Option Election Date............................................................          S-16
Optional Payment Currency.......................................................          S-16
Optional Reset Date.............................................................          S-19
Original Stated Maturity........................................................          S-20
Pricing Supplement..............................................................           S-1
Prime Interest Determination Date...............................................           S-9
Prime Rate......................................................................          S-12
Prime Rate Note.................................................................           S-7
Renewable Note..................................................................          S-21
Reset Notice....................................................................          S-20
Revised Terms...................................................................          S-24
Special Election Period.........................................................          S-21
Specified Currency..............................................................           S-1
Spot Rate.......................................................................          S-14
Subsequent Interest Period......................................................          S-20
Tranche.........................................................................          S-16
Treasury bills..................................................................          S-13
Treasury Interest Determination Date............................................           S-9
Treasury Rate...................................................................          S-13
Treasury Rate Note..............................................................           S-7
United States Holder............................................................          S-24

PROSPECTUS

                         LEHMAN BROTHERS HOLDINGS INC.
                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                               -----------------

                    LEHMAN BROTHERS HOLDINGS CAPITAL TRUST I
                   LEHMAN BROTHERS HOLDINGS CAPITAL TRUST II
                   LEHMAN BROTHERS HOLDINGS CAPITAL TRUST III
                           TRUST PREFERRED SECURITIES
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT SET FORTH HEREIN, BY

                         LEHMAN BROTHERS HOLDINGS INC.
                                  ------------

    Lehman Brothers Holdings Inc. ("Holdings") may offer from time to time (i) unsecured debt securities (the "Debt
Securities") consisting of debentures, notes and/or other evidences of indebtedness, or (ii) shares of preferred stock, par value $1.00 per share (the "Offered Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares") in one or more series, in each case at prices and on terms to be determined at the time of sale.

    Lehman Brothers Holdings Capital Trust I, Lehman Brothers Holdings Capital Trust II and Lehman Brothers Holdings Capital Trust III (each, an "LBH Trust" and together, the "LBH Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer from time to time, in each case at prices and on terms to be determined at the time of sale, trust preferred securities, representing undivided beneficial ownership interests in the assets of the respective LBH Trust ("Preferred Securities") with the payment of periodic cash distributions ("Distributions") and payments on liquidation, redemption or otherwise of such Preferred Securities guaranteed (each a "Guarantee" and together, the "Guarantees", and together with the Debt Securities, the Offered Preferred Stock, the Depositary Shares and the Preferred Securities, the "Securities") on a subordinated basis by Holdings to the extent described herein. Holdings' obligations under the Guarantees will rank on a parity with the most senior preferred or preference stock now or hereafter issued by Holdings. Subordinated Debt (as defined herein) may be issued and sold from time to time in one or more series by Holdings to an LBH Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such LBH Trust. Subordinated Debt purchased by an LBH Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such LBH Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. Each Guarantee, when taken together with Holdings' obligations under the related Subordinated Debt, the Subordinated Indenture (as defined herein) and the Declaration (as defined herein) of the related LBH Trust, including Holdings' obligations to pay costs, expenses, debts and liabilities of such LBH Trust (other than with respect to the Preferred Securities and the Common Securities of such LBH Trust), will provide a full and unconditional guarantee on a subordinated basis by Holdings of payments due on such Preferred Securities.


    The aggregate initial public offering price of all Securities shall not exceed $6,608,437,312 (or, if any Securities are issued (i) with an initial offering price denominated in a foreign currency or currency unit, such amount as shall result in aggregate gross proceeds equivalent to $6,608,437,312 at the time of initial offering or (ii) at an original issue discount, such greater amount as shall result in aggregate gross proceeds of $6,608,437,312).

                                                  (COVER CONTINUED ON NEXT PAGE)
                         ------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                            ------------------------

    This Prospectus may not be used to consummate sales of Securities unless accompanied or, to the extent permitted by applicable law, preceded by a Prospectus Supplement.

    The Securities will be sold either through underwriters, dealers or agents, or directly by Holdings or any of the LBH Trusts. The applicable Prospectus Supplement sets forth the names of any underwriters or agents (which may include Lehman Brothers Inc., a subsidiary of Holdings and an affiliate of the LBH Trusts ("Lehman Brothers")) involved in the sale of the Securities in respect of which this Prospectus is being delivered, the proposed amounts or number of shares, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    This Prospectus together with the applicable Prospectus Supplement may also be used by Lehman Brothers in connection with offers and sales of Securities related to market making transactions, by and through Lehman Brothers, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers may act as principal or agent in such transactions.
                            ------------------------


May 4, 1998

(CONTINUED FROM PRIOR PAGE)

    Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement ("Prospectus Supplement"), together with the terms of the offering of the Securities, the initial offering price, the net proceeds to Holdings or an LBH Trust, as applicable, from the sale thereof and any listing on a securities exchange. The Prospectus Supplement will also set forth, among other matters, the following with respect to the particular Securities: (i) in the case of Debt Securities, the title, priority, aggregate principal amount, the currency or currency unit for which the Debt Securities may be purchased, the currency or currency unit in which the principal and interest, if any, is payable, the rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, any redemption or sinking fund provisions and any conversion or exchange rights, (ii) in the case of Offered Preferred Stock, the designation, number of shares, liquidation preference, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions and any conversion or exchange rights and whether interests in the Offered Preferred Stock will be represented by Depositary Shares and (iii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which Distributions shall be payable and dates from which Distributions shall accrue, any voting rights, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt.

                             AVAILABLE INFORMATION

    Holdings is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, 7 World Trade Center, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 W. Madison Street, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Holdings' Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Stock Exchange Inc. (the "PSE"). Holdings' 8 3/4% Notes Due 2002 and 8.30% Quarterly Income Capital Securities Due December 31, 2035 are listed on the NYSE. Holdings' $55 Million Serial Zero Coupon Senior Notes Due May 16, 1998, Global Telecommunications Stock Upside Note Securities(SM) Due 2000, Select Technology Index Call Warrants Expiring May 15, 1998 and 5% Cisco Systems Yield Enhanced Equity Linked Debt Securities Due 2001 are listed on the American Stock Exchange, Inc. (the "ASE"). Reports and other information concerning Holdings may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005, at the offices of the ASE, 86 Trinity Place, New York, New York 10006 and at the offices of the PSE, 301 Pine Street, San Francisco, California 94104.


    Holdings and the LBH Trusts have filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.


    No separate financial statements of the LBH Trusts have been included or incorporated by reference herein. Holdings does not believe that such financial statements would be material to holders of the

Preferred Securities because (i) all of the voting securities of the LBH Trusts will be owned, directly or indirectly, by Holdings, a reporting company under the Exchange Act, (ii) the LBH Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial ownership interests in their assets and investing the proceeds thereof in Subordinated Debt issued by Holdings and (iii) the obligations of the LBH Trusts under the Preferred Securities are guaranteed by Holdings to the extent described herein. See "Description of Subordinated Debt" and "Description of Guarantees."

    The LBH Trusts are not currently subject to the informational reporting requirements of the Exchange Act. The LBH Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                            ------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents previously filed by Holdings with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

        (1) Holdings' Annual Report on Form 10-K for the fiscal year ended November 30, 1997, filed with the Commission on February 27, 1998;

        (2) Holdings' Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1998, filed with the Commission on April 14, 1998; and

        (3) Holdings' Current Reports on Form 8-K, filed with the Commission on January 7, 1998, March 28, 1998 and April 6, 1998.

    Each document filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by an applicable Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in an applicable Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Holdings will provide without charge to each person, including any beneficial owner of any of the Securities, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Controller's Office, Lehman Brothers Holdings Inc., 3 World Financial Center, 8th Floor, New York, New York 10285 (telephone (212) 526-0660).

                                  THE COMPANY


    Lehman Brothers Holdings Inc. (together with its consolidated subsidiaries, hereinafter referred to as the "Company" unless the context otherwise requires) is one of the leading global investment banks serving institutional, corporate, government and high net worth individual clients and customers. The Company's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in the United States, Europe, the Middle East, Latin America and the Asia Pacific region.


    The Company's business includes capital raising for clients through securities underwriting and direct placements; corporate finance and strategic advisory services; merchant banking; securities sales and trading; asset management; research; and the trading of foreign exchange, derivative products and certain commodities. The Company acts as a market marker in all major equity and fixed income products in both the domestic and international markets. The Company is a member of all principal securities and commodities exchanges in the United States, as well as the National Association of Securities Dealers, Inc. ("NASD"), and holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt and Milan stock exchanges.

    Holdings was incorporated in Delaware on December 29, 1983. Holdings' principal executive offices are located at 3 World Financial Center, New York, New York 10285 (telephone (212) 526-7000).

                                 THE LBH TRUSTS

    Each of the LBH Trusts is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to (i) a declaration of trust, dated as of January 16, 1998 executed by Holdings, as sponsor (the "Sponsor"), and the trustees of such LBH Trust and (ii) a certificate of trust, dated as of January 16, 1998, filed with the Secretary of State of the State of Delaware. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Holdings will acquire common securities representing undivided beneficial ownership interests in the assets of each LBH Trust (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") in an aggregate liquidation amount equal to at least 3% of the total capital of such LBH Trust, at the same time as the Preferred Securities are sold. Each LBH Trust will use all the proceeds derived from the issuance of its Trust Securities to purchase Subordinated Debt and, accordingly, the assets of each LBH Trust will consist solely of Subordinated Debt. Each LBH Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) investing the gross proceeds from such sales in Subordinated Debt and (iii) engaging in only those other activities necessary or incidental thereto.

    Each LBH Trust's business and affairs will be conducted by the trustees of such LBH Trust (the "LBH Trustees") appointed by Holdings as holder of all the Common Securities. Pursuant to the Declaration, there will initially be five trustees (the "Trustees") for each LBH Trust. For each LBH Trust, three of the LBH Trustees (the "Regular Trustees") will be individuals who are employees or officers of or who are affiliated with Holdings. An additional trustee will be a financial institution that is unaffiliated with Holdings, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authorities (the "Property Trustee"). Such trustee, or a fifth trustee, must be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially for each LBH Trust, The Chase Manhattan Bank will act as Property Trustee and Chase Manhattan Bank Delaware will act as Delaware Trustee, in each case, until removed or replaced by Holdings as the holder of the Common Securities.

    The Property Trustee will hold title to the applicable Subordinated Debt for the benefit of the holders of the Trust Securities and, as the holder of Subordinated Debt, the Property Trustee will have the power to exercise all rights, powers and privileges of a holder of Subordinated Debt under the Subordinated Indenture. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of Subordinated Debt for the benefit of the holders of the Trust Securities. Holdings, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the LBH Trustees and to increase or decrease the number of LBH Trustees, provided that the number of LBH Trustees will be at least three; provided further that at least one LBH Trustee will be a Delaware Trustee, at least one LBH Trustee will be the Property Trustee and at least one LBH Trustee will be a Regular Trustee. Holdings, as issuer of the Subordinated Debt to be held by the LBH Trusts, will pay all fees and expenses related to the organization and operations of the LBH Trusts (including any taxes, duties, assessments or governmental charges of whatever nature (other than United States withholding taxes) imposed by the United States or any other domestic taxing authority upon the LBH Trusts) and the offering of the Trust Securities and be responsible for all debts and obligations of the LBH Trusts (other than with respect to the Trust Securities).

    For each LBH Trust, for so long as the Preferred Securities of such LBH Trust remain outstanding, Holdings will covenant, among other things, to maintain 100% ownership of the Common Securities of such LBH Trust, to cause such LBH Trust to remain a statutory business trust and to use its commercially reasonable efforts to ensure that such LBH Trust will not be an "investment company" for purposes of the Investment Company Act of 1940 (the "Investment Company Act"). See "Description of Debt Securities-- Certain Provisions Applicable to LBH Trusts."

    The rights of the holders of the Preferred Securities of an LBH Trust, including economic rights, rights to information and voting rights, are set forth in the Declaration of such LBH Trust and the Trust Indenture Act. See "Description of Preferred Securities." Declarations and Guarantees also incorporate by reference the terms of the Trust Indenture Act.

    The office of the Delaware Trustee for each LBH Trust is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19802. The location of the principal executive office of each LBH Trust is c/o Lehman Brothers Holdings Inc., 3 World Financial Center, New York, New York 10285 (telephone number (212) 526-7000).

                                USE OF PROCEEDS

    Except as otherwise may be set forth in an applicable Prospectus Supplement accompanying this Prospectus, Holdings intends to apply the net proceeds from the sale of Subordinated Debt to the LBH Trusts, and the net proceeds from the sale of any other Debt Securities, Preferred Stock or Depositary Shares, for general corporate purposes. Each LBH Trust will invest all of its net proceeds from the sale of any Preferred Securities in Subordinated Debt.

                       RATIO OF EARNINGS TO FIXED CHARGES


    The following table sets forth the ratio of earnings to fixed charges of the Company for the year ended December 31, 1993, the eleven months ended November 30, 1994, the years ended November 30, 1995, 1996 and 1997 and the three months ended February 28, 1998:



                   ELEVEN MONTHS
  YEAR ENDED           ENDED                     YEAR ENDED NOVEMBER 30                  THREE MONTHS
 DECEMBER 31,      NOVEMBER 30,     -------------------------------------------------   ENDED FEBRUARY
     1993              1994              1995             1996             1997            28, 1998
---------------  -----------------  ---------------  ---------------  ---------------  -----------------
        1.00              1.03              1.03             1.06             1.07              1.08


    In computing the ratio of earnings to fixed charges, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS


    The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends of the Company for the year ended December 31, 1993, the eleven months ended November 30, 1994, the years ended November 30, 1995, 1996 and 1997 and the three months ended February 28, 1998:



                       ELEVEN MONTHS
YEAR ENDED DECEMBER        ENDED                     YEAR ENDED NOVEMBER 30                  THREE MONTHS
        31,            NOVEMBER 30,     -------------------------------------------------   ENDED FEBRUARY
       1993                1994              1995             1996             1997            28, 1998
-------------------  -----------------  ---------------  ---------------  ---------------  -----------------
             *                1.02              1.03             1.05             1.06              1.07


------------------------

    * Earnings were inadequate to cover fixed charges and preferred dividends and would have had to increase approximately $27 million in 1993 in order to cover the deficiency.

    In computing the ratio of earnings to combined fixed charges and preferred stock dividends, "earnings" consist of earnings from continuing operations before income taxes and fixed charges. "Fixed charges" consist principally of interest expense and one-third of office rentals and one-fifth of equipment rentals, which are deemed to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will constitute either Senior Debt (as defined below) or Subordinated Debt (as defined below) of Holdings. The Debt Securities constituting Senior Debt will be issued under an indenture, dated as of September 1, 1987, between Holdings and Citibank, N.A., Trustee, as supplemented and amended by Supplemental Indentures dated as of November 25, 1987, as of November 27, 1990, as of September 13, 1991, as of October 4, 1993, as of October 1, 1995 and as of June 26, 1997 (the "Senior Indenture"), and the Debt Securities constituting Subordinated Debt will be issued under an indenture, dated as of February 1, 1996, between Holdings and The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee, as amended and supplemented by the Supplemental Indenture dated as of February 1, 1996 (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are hereinafter collectively referred to as the "Indentures" and, individually, as an "Indenture". Each Indenture will incorporate by reference certain Standard Multiple-Series Indenture Provisions, as filed with the SEC on July 30, 1987 and as amended and refiled with the SEC on November 16, 1987. This Prospectus contains descriptions of all material provisions of the Indentures. The summary of such provisions of the Indentures does not purport to be complete; copies of such Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. All articles and sections of the applicable Indenture, and all capitalized terms set forth below, have the meanings specified in the applicable Indenture. Particular provisions of Subordinated Debt held by any LBH Trust will be contained in the certificates evidencing such Subordinated Debt and described in the applicable Prospectus Supplement accompanying this Prospectus; a copy of the form of such Subordinated Debt to be held by any LBH Trust is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    Neither Indenture limits the amount of debentures, notes or other evidences of indebtedness which may be issued thereunder. Each Indenture provides that Debt Securities may be issued from time to time in one or more series. Since, as a holding company, Holdings' assets primarily consist of the equity securities of its subsidiaries, its cash flow and consequent ability to service its debt, including the Debt Securities, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Holdings, or upon loans or other payments of funds by those subsidiaries to Holdings. Holdings' subsidiaries, including Lehman Brothers, are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any interest or principal on the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. Dividends, loans and other payments by Lehman Brothers are restricted by net capital and other rules of various regulatory bodies. See "Capital Requirements." The payment of dividends by Holdings' subsidiaries is contingent upon the earnings of those subsidiaries and is subject to various business considerations in addition to net capital requirements and contractual restrictions. Except as described under "Limitations on Liens" and "Consolidation, Merger and Sale of Assets", neither Indenture affords holders of Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction involving the Company that may adversely affect holders of Debt Securities.

    Since the Debt Securities will be obligations of a holding company, the ability of holders of the Debt Securities to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of such subsidiary.

    Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Debt Securities being offered thereby: (1) the title of such Debt Securities and whether such Debt Securities will be Senior Debt or Subordinated Debt; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, and if Bearer Securities are issued, whether Bearer Securities may be exchanged for Registered Securities and the circumstances and places for such exchange, if permitted; (4) whether the Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global Debt Securities ("Global Securities") in registered or bearer form and, if so, the identity of the depositary, if any, for such Global Security or Securities; (5) the date or dates (or manner of determining the same) on which such Debt Securities will mature; (6) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (7) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates for Debt Securities which are Registered Securities, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global Debt Security on an Interest Payment Date will be paid if other than in the manner described under "Global Securities" below; (8) any mandatory or optional sinking fund or analogous provisions; (9) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Denominations, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (10) the date, if any, after which, and the price or prices in the currency or currency unit in which, such Debt Securities are payable pursuant to any optional or mandatory redemption provision; (11) any provisions for payment of additional amounts for taxes and any provision for redemption, in the event Holdings must comply with reporting requirements in respect of a Debt Security or must pay such additional amounts in respect of any Debt Security; (12) the terms and conditions, if any, upon which the Debt Securities of such series may be repayable prior to maturity at the option of the holder thereof (which option may be conditional) and the price or prices in the currency or currency unit in which such Debt Securities are payable; (13) the denominations in which any Debt Securities which are Registered Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable if other than the denomination of $5,000; (14) the currency, currencies or currency units for which such Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and interest, if any, on such Debt Securities may be payable; (15) any index used to determine the amount of payments of principal of and premium, if any, and interest, if any, on such Debt Securities; (16) the terms and conditions, if any, pursuant to which such Debt Securities may be converted or exchanged for other securities of Holdings or any other person; (17) the terms and conditions, if any, pursuant to which the principal of and premium, if any, and interest, if any, on such Debt Securities are payable at the election of Holdings or the holder thereof, in securities or other property; and (18) other terms of the Debt Securities.

    If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or interest, if any, on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in an applicable Prospectus Supplement relating thereto.

    One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series are described under "United States Taxation" and may be further described in an applicable Prospectus Supplement.

SENIOR DEBT

    The Debt Securities constituting part of the senior debt of Holdings (the "Senior Debt") will rank equally with all other unsecured debt of Holdings except Subordinated Debt.

SUBORDINATED DEBT

    The Debt Securities constituting part of the subordinated debt of Holdings (the "Subordinated Debt") will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all present or future Senior Debt. "Senior Debt" is defined to mean (a) any indebtedness for money borrowed or evidenced by bonds, notes, debentures or similar instruments, (b) indebtedness under capitalized leases,
(c) any indebtedness representing the deferred and unpaid purchase price of any property or business, and (d) all deferrals, renewals, extensions and refundings of any such indebtedness or obligation; except that the following does not constitute Senior Debt: (i) indebtedness evidenced by the Subordinated Debt, (ii) indebtedness which is expressly made equal in right of payment with the Subordinated Debt or subordinate and subject in right of payment to the Subordinated Debt, (iii) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables or (iv) indebtedness which is subordinated to any obligation of Holdings of the type specified in clauses (a) through (d) above. The effect of clause (iv) is that Holdings may not issue, assume or guaranty any indebtedness for money borrowed which is junior to the Senior Debt and senior to the Subordinated Debt. (Subordinated Indenture Section 1401). The Prospectus Supplement related to a particular series of Subordinated Debt will set forth the amount of Senior Debt then outstanding. The Subordinated Indenture does not limit the amount of Senior Debt or other indebtedness that may be issued.

    In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of Holdings or a substantial part of its property, (b) that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Debt or (ii) there shall have occurred an event of default (other than a default in the payment of principal of or interest or other monetary amounts due and payable) with respect to any Senior Debt, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Subordinated Debt shall have been declared due and payable upon an Event of Default under the Subordinated Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Debt shall first be entitled to receive payment of the full amount unpaid thereon in cash before the holders of any of the Subordinated Debt are entitled to receive a payment on account of the principal, premium, if any, or interest, if any, on such Subordinated Debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Debt Securities will be issuable as Registered Securities without coupons and in denominations of $1,000 or any integral multiple thereof, unless an applicable Prospectus Supplement provides with respect to a series of Debt Securities that such series of Debt Securities will be issued in whole or in part as Bearer Securities and/or in different denominations. Debt Securities of a series may be issuable in whole or in part in the form of one or more Global Securities, as described below under "Global Securities." One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Debt Securities of the series to be represented by such Global Security or Securities. If so provided with respect to a series of Debt Securities, Debt Securities of such series will be issuable solely as Bearer Securities with coupons attached or as both Registered Securities and Bearer Securities. (Section 201).

    In connection with the sale during the "restricted period" as defined in
Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold) no Bearer Security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A Bearer Security in definitive form (including interests in a permanent Global Security) may be delivered only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the applicable Indenture, to the effect that such Bearer Security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial interest in such Bearer Security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the Bearer Security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case, (i) or (ii), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. (Sections 303, 304). See "Global Securities--Bearer Debt Securities" and "Limitations on Issuance of Bearer Securities."

    Registered Securities of any series (other than a Global Security) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, definitive Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into definitive Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Any definitive Bearer Security surrendered in exchange for a definitive Registered Security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the definitive Registered Security issued in exchange for such definitive Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. (Section 305). Except as provided in an applicable Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities.

    Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by Holdings for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in each Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Holdings has appointed each Trustee as Security Registrar under the applicable Indenture. (Section 305). If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by Holdings with respect to any series of Debt Securities, Holdings may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Holdings will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. Holdings may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002).

    In the event of any redemption in part, Holdings shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as Holdings may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. (Sections 307 and 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 1001). No payment of interest on a Bearer Security will be made unless on the earlier of the date of the first such payment by Holdings or the delivery by Holdings of the Bearer Security in definitive form (including interests in a permanent Global Security) (the "Certification Date"), a written certificate in the form and to the effect described under "Denominations, Registration and Transfer" is provided to Holdings. No payment with respect to any Bearer Security will be made at any office or agency of Holdings in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment of principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of Holdings' Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

    Unless otherwise indicated in an applicable Prospectus Supplement, as contemplated under "Description of Securities--General", payment of principal of (and premium, if any) and any interest on Registered Securities (other than a Global Security) will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as Holdings may designate from time to time, except that at the option of Holdings payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 307, 1002). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment. (Section 307).

    The principal office of each Trustee under the applicable Indenture in The City of New York will be designated as Holdings' sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and as Holdings' Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which may be issuable as Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Holdings for the Debt Securities will be named in an applicable Prospectus Supplement. Holdings may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, Holdings will be required to maintain a Paying Agent in each Place of Payment for such series, and if Debt Securities of a series may be issuable as Bearer Securities, Holdings will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Luxembourg Stock Exchange (the "Stock Exchange") or any other stock exchange located outside the United States and such stock exchange shall so require, Holdings will maintain a Paying Agent in Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 1002).

    All moneys paid by Holdings to a Paying Agent for the payment of principal of (and premium, if any) or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Holdings and the Holder of such Debt Security or any coupon will thereafter look only to Holdings for payment thereof. (Section 1003).

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with or on behalf of a depositary (a "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

    The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Debt Securities which are to be represented by a Global Security in registered form to be deposited with or on behalf of a Depositary will be registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Debt Securities or by Holdings, if such Debt Securities are offered and sold directly by Holdings. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payment of principal of, premium, if any, and any interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308).

    The Company expects that the Depositary for a permanent Global Security in registered form, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    A Global Security in registered form may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a Depositary for a permanent Global Security in registered form is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive registered form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities in registered form represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive form in exchange for all of the Global Securities representing such Debt Securities. (Section 305). Further, if the Company so specifies with respect to the Debt Securities of a series in registered form, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Registered Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Registered Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. (Section 305). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities if the Debt Securities of such series are issuable in either form. See, however, "Limitations on Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

BEARER DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement, pending the availability of a permanent Global Security, all or any portion of the Debt Securities of a series which may be issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") for credit to the designated accounts. The interests of the beneficial owner or owners in a temporary Global Security in bearer form will be exchangeable for: (i) in whole, definitive Bearer Securities, (ii) in whole, Senior Debt Securities to be represented thereafter by one or more permanent Global Securities in bearer form, without interest coupons, and/or (iii) in whole or in part, definitive Registered Securities, (the date of such exchange, the "Exchange Date"); provided, however, that if definitive Bearer Securities have previously been issued in exchange for an interest in a permanent Global Security in bearer form representing Senior Debt Securities of the same series, then interests in such Senior Debt Securities (with certain exceptions) shall only thereafter be exchangeable, in whole, for definitive Bearer Securities, definitive Registered Securities, or any combination thereof (with certain exceptions) representing Debt Securities having the same interest rate and Stated Maturity, but only upon written certification in the form and to the effect described under "Denominations, Registration and Transfer" unless such certification has been provided on an earlier interest payment date. The beneficial owner of a Debt Security represented by a permanent Global Security in bearer form may, on the applicable Exchange Date and upon 30 days' notice to the applicable Trustee given through Euroclear or Cedel, exchange its interest in whole for definitive Bearer Securities or, if specified in an applicable Prospectus Supplement, in whole or in part, for definitive Registered Securities of any authorized denomination, provided, however, that if definitive Bearer Securities are issued in partial exchange for Senior Debt Securities represented by such permanent Global Security or by a temporary Global Security in bearer form of the same series, such issuance (with certain exceptions) shall give rise to the exchange of such permanent Global Security in whole for, at the option of the Holders, definitive Bearer Securities, definitive Registered Securities, or any combination thereof. No Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 303 and 304).

    Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary Global Security in bearer form payable in respect of an Interest Payment Date occurring prior to the issuance of a permanent Global Security in bearer form will be paid to each of Euroclear and Cedel with respect to the portion of the temporary Global Security in bearer form held for its account. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it in respect of a temporary Global Security in bearer form to the respective accounts for which it holds such temporary Global Security in bearer form as of the relevant Interest Payment Date, but only upon receipt in each case of written certification, in the form and to the effect described under "Denomination, Registration and Transfer."

LIMITATION ON LIENS

    So long as any Debt Securities remain outstanding, unless an applicable Prospectus Supplement relating thereto provides otherwise, Holdings will not, and will not permit any Designated Subsidiary (as defined below), directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary unless the Debt Securities and, if Holdings so elects, any other indebtedness of Holdings ranking at least PARI PASSU with the Debt Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1005).

    The term "Designated Subsidiary" means any present or future consolidated subsidiary of Holdings, the consolidated net worth of which constitutes at least 5% of the consolidated net worth of Holdings. As of February 28, 1998, Holdings' Designated Subsidiaries were Lehman Brothers, Lehman Brothers Holdings PLC, Lehman Brothers UK Holdings Limited, Lehman Brothers International (Europe), Lehman Brothers U.K. Holdings (Delaware) Inc., Structured Asset Securities Corp., Lehman Brothers Japan Inc. and Lehman Brothers Financial Products Inc.

EVENTS OF DEFAULT

    The following are Events of Default under each Indenture: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due;
(b) failure to pay interest, if any, on any Debt Security of that series and any related coupons when due, continued for 30 days; (c) failure to deposit any sinking fund payment or analogous obligation, when due, continued for 30 days, in respect of any Debt Security of that series; (d) failure to perform any other covenant of Holdings in the Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; and (e) certain events in bankruptcy, insolvency or reorganization in respect of Holdings. (Section 501). In the event Subordinated Debt of a series is issued and sold to an LBH Trust or a trustee of such trust in connection with the issuance of Preferred Securities and Common Securities by such LBH Trust, the following is an additional Event of Default under the Subordinated Indenture with respect to such series of Subordinated Debt: the LBH Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with the (i) distribution of Subordinated Debt to holders of Preferred Securities and Common Securities in liquidation of their interests in the LBH Trust, (ii) the redemption of all of the outstanding Preferred Securities and Common Securities of such LBH Trust, or (iii) certain mergers, consolidations or amalgamations, each as permitted by such LBH Trust's Declaration. Each Indenture may be amended without the consent of Holders to provide for additional Events of Default with respect to any series of Debt Securities then outstanding. In addition, prior to the issuance of any series of Debt Securities, there may be additions to or modifications or deletions of the Events of Default described above with respect to such series of Debt Securities. Any such additions, modifications or deletions will be specified in an applicable Prospectus Supplement. An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture. The Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal, premium, if any, or interest) if it considers such withholding to be in the interest of such Holders. (Section 602).

    If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are (i) Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series, or (ii) Indexed Securities or Dual Currency Securities, the amount determined in accordance with the specified terms of the series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained and entered, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502). For information as to waiver of defaults, see "Meetings, Modification and Waiver." Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512). Holdings will be required to furnish to each Trustee annually a statement as to the performance by Holdings of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 1006).

SATISFACTION AND DISCHARGE

    Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, each Indenture provides that Holdings shall be discharged from its obligations under the Debt Securities of such series (with certain exceptions) at any time prior to the Stated Maturity or redemption thereof when (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) Holdings has paid all other sums payable with respect to the Debt Securities of such series and (c) certain other conditions are met. Upon such discharge, the Holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for certain rights, including registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities, and shall look only to such deposited funds or obligations for payment. (Sections 401 and 403).

DEFEASANCE OF CERTAIN OBLIGATIONS

    If the terms of the Debt Securities of any series so provide, Holdings may omit to comply with the restrictive covenants in Section 801 ("Company May Consolidate, Etc., Only on Certain Terms"), Section 1005 ("Limitations on Liens on Common Stock of Designated Subsidiaries") and any other specified covenant and any such omission with respect to such Sections shall not be an Event of Default with respect to the Debt Securities of such series, if (a) Holdings has irrevocably deposited with the applicable Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities of such series are payable to pay the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest, if any, on which are fully guaranteed by, the government which issued the currency in which the Debt Securities of such series are payable and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series or, (iii) such combination of such funds and securities as described in (i) and (ii), respectively, as will, together with the predetermined and certain income to accrue on any such securities as described in (ii), be sufficient to pay when due the principal of (and premium, if any), and interest, if any, to Stated Maturity (or redemption) on, the Debt Securities of such series and (b) certain other conditions are met. The obligations of Holdings under the Indenture with respect to the Debt Securities of such series, other than with respect to the covenants referred to above shall remain in full force and effect. (Section
1009).

MEETINGS, MODIFICATION AND WAIVER

    Modifications and amendments of either Indenture may be made by Holdings and the applicable Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Debt Security, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Debt Security, (c) change any obligation of Holdings to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) adversely affect the right of repayment or repurchase, if any, at the option of the Holder, (f) reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision, (g) change the place or currency or currency unit of payment of principal of or premium, if any, or interest, if any, on any Debt Security, (h) change or eliminate the right, if any, to elect payment in a coin or currency or currency unit other than that in which Debt Securities which are Registered Securities are denominated or stated to be payable, (i) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (k) reduce the requirements contained in either Indenture for quorum or voting, or (l) change any obligation of Holdings to maintain an office or agency in the places and for the purposes required in the applicable Indenture. (Section 902); provided, further, that if Subordinated Debt of a series is held by an LBH Trust or a trustee of such trust, no such modification or amendment shall be effective until the holders of not less than 66 2/3% of the aggregate liquidation amount of the Trust Securities of the applicable LBH Trust shall have consented to such modification or amendment; provided, further, that where a consent under the Subordinated Indenture would require the consent of the holders of more than 66 2/3% of the principal amount of such series of Subordinated Debt, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities of the applicable LBH Trust shall have consented to such modification or amendment.

    The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Holdings with certain restrictive provisions of the applicable Indenture. (Section 1007). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series and any coupons appertaining thereto waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or interest, if any, on any Debt Security of that series or in the payment of any sinking fund installment or analogous obligation or in respect of a provision which under the applicable Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513). If Subordinated Debt of a series is held by an LBH Trust or a trustee of such trust, such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities of the applicable LBH Trust shall have consented to such waiver; provided, further, that where a consent under the Subordinated Indenture would require the consent of the holders of more than a majority in principal amount of such series of Subordinated Debt, such waiver shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities of the applicable LBH Trust shall have consented to such waiver.

    Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the applicable Trustee, and also, upon request, by Holdings or Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302). Except as limited by the proviso in the second preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of 66 2/3% in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except as limited by the proviso in the second preceding paragraph, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing 66 2/3% in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section
1304).

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Holdings may, without the consent of any Holders of Outstanding Debt Securities, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, Holdings, provided that (i) the Person (if other than Holdings) formed by such consolidation or into which Holdings is merged or which acquires or leases the assets of Holdings substantially as an entirety is organized under the laws of any United States jurisdiction and assumes Holdings' obligations on the Debt Securities and under the Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. (Section 801).

NOTICES

    Except as may otherwise be set forth in an applicable Prospectus Supplement relating to a series of Debt Securities, notices to Holders of Bearer Securities will be given by publication in a daily newspaper in the English language of general circulation in The City of New York and in London, and so long as such Bearer Securities are listed on the Stock Exchange and the Stock Exchange shall so require, in a daily newspaper of general circulation in Luxembourg or, if not practical, elsewhere in Western Europe. Such publication is expected to be made in THE WALL STREET JOURNAL, the FINANCIAL TIMES and the LUXEMBURGER WORT. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106).

TITLE

    Title to any temporary global Debt Security, any permanent global Debt Security, any Bearer Securities and any coupons appertaining thereto will pass by delivery. Holdings, each Trustee and any agent of Holdings or the applicable Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308).

REPLACEMENT OF DEBT SECURITIES AND COUPONS

    Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by Holdings at the expense of the Holder upon surrender of such Debt Security to the applicable Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by Holdings at the expense of the Holder upon delivery to the applicable Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Holdings and the applicable Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the applicable Trustee and Holdings may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306).

CONCERNING THE TRUSTEES

    Business and other relationships (including other trusteeships) between, on the one hand, Holdings and its affiliates and, on the other hand, the Trustee under the Indenture pursuant to which any of the

Debt Securities to which an applicable Prospectus Supplement accompanying this Prospectus relates are described in such Prospectus Supplement.

CERTAIN PROVISIONS APPLICABLE TO LBH TRUSTS

    In the event Subordinated Debt of a series is issued and sold to an LBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such LBH Trust, such Subordinated Debt subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such LBH Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt will be issued to an LBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such LBH Trust. In each certificate evidencing Subordinated Debt of a series held by an LBH Trust or a trustee of such trust, Holdings will covenant that, so long as any Trust Securities issued by such LBH Trust remain outstanding, if (i) there shall have occurred any Event of Default under the Subordinated Indenture with respect to such series of Subordinated Debt, (ii) Holdings shall be in default with respect to its payment of any obligations under its Guarantee with respect to such LBH Trust or (iii) Holdings shall have given notice of its election of an Extension Period as provided in the certificate evidencing such Subordinated Debt and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then Holdings will not, and will not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Holdings' capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Holdings that rank on a parity with or junior in interest to such Subordinated Debt or make any guarantee payments with respect to any guarantee by Holdings of the debt securities of any subsidiary of Holdings if such guarantee ranks on a parity with or junior in interest to such Subordinated Debt (other than (a) dividends or distributions in common stock of Holdings, (b) payments under the applicable Guarantee made by Holdings in respect of the Trust Securities of such LBH Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of Holdings' benefit plans).

    In the event Subordinated Debt of a series is issued to an LBH Trust or a trustee of such trust in connection with the issuance of Trust Securities of such LBH Trust, for so long as such Trust Securities remain outstanding, Holdings will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities of such LBH Trust, (ii) to cause such LBH Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by such LBH Trust's Declaration, (iii) to use its commercially reasonable efforts to ensure that such LBH Trust will not be an "investment company" for purposes of the Investment Company Act and (iv) to take no action that would be reasonably likely to cause such LBH Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

    Each LBH Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each LBH Trust will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Declaration. The Preferred Securities will represent undivided beneficial ownership interests in the assets of the LBH Trusts and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration. This Prospectus contains a description of all material provisions of each Declaration. The summary of such provisions does not purport to be complete; a copy of the form of such Declarations is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. All capitalized terms set forth below have the meanings specified in the form of Declaration.

    The Preferred Securities will have such terms, including as to Distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the LBH Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of an LBH Trust for specific terms, including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such LBH Trust,
(iii) the annual Distribution rate (or method of determining such rate) for Preferred Securities issued by such LBH Trust and the date or dates upon which such Distributions shall be payable, (iv) whether Distributions on Preferred Securities issued by such LBH Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates form which distributions on Preferred Securities issued by such LBH Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such LBH Trust to the Holders of Preferred Securities of such LBH Trust upon voluntary or involuntary dissolution, winding-up or termination of such LBH Trust, (vi) the obligation, if any, of such LBH Trust to purchase or redeem Preferred Securities issued by such LBH Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such LBH Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such LBH Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration of such LBH Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such LBH Trust, consistent with the Declaration of such LBH Trust and with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Preferred Securities, each LBH Trust will issue one series of Common Securities, having such terms, including as to Distributions, redemption, voting, liquidation rights or such restrictions, as shall be set forth in the Declaration of the LBH Trust issuing such Common Securities or made part of such Declaration by the Trust Indenture Act. The terms of the Common Securities issued by such LBH Trust will be substantially identical to the terms of the Preferred Securities issued by such LBH Trust. The Common Securities will rank on a parity, and payments will be made thereon pro rata, with such Preferred Securities except that upon a Trust Enforcement Event under the Declaration of such LBH Trust, the rights of the holders of such Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the holders of Common Securities of an LBH Trust will also be entitled to vote and appoint, remove or replace any of the LBH Trustees of such LBH Trust. All of the Common Securities of an LBH Trust will be directly or indirectly owned by Holdings.

    If a Trust Enforcement Event with respect to a Declaration of any LBH Trust occurs and is continuing, then the holders of Preferred Securities of such LBH Trust would rely on the enforcement by the Property Trustee of its rights as a holder of Subordinated Debt against the Company. In addition, the Holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under such Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of Subordinated Debt.

    An Event of Default under the Subordinated Indenture that has occurred and is continuing constitutes a "Trust Enforcement Event" under the Declaration with respect to any LBH Trust, provided that pursuant to such Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Preferred Securities and only the Holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration, and therefore the Subordinated Indenture.

    Upon the occurrence of a Trust Enforcement Event, the Property Trustee, as the holder of Subordinated Debt, will have the right under the Subordinated Indenture to declare the principal of and premium, if any, and interest on such Subordinated Debt to be immediately due and payable.

    If the Property Trustee fails to enforce its rights with respect to Subordinated Debt, any Holder of Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding directly against Holdings to enforce the Property Trustee's rights under such Subordinated Debt without first instituting any legal proceeding against the Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of Holdings to pay principal of and premium, if any, and interest or other required payments on Subordinated Debt on the date such interest, principal or other payment is otherwise payable, then a Holder of Preferred Securities of such LBH Trust may, on or after the respective due dates specified in such Subordinated Debt, institute a proceeding directly against Holdings under the Subordinated Indenture for enforcement of payment on such Subordinated Debt having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such Holder (a "Direct Action"). In connection with such Direct Action, the rights of Holdings will be subrogated to the rights of such Holder of Preferred Securities under such Declaration to the extent of any payment made by Holdings to such Holder of Preferred Securities in such Direct Action. Consequently, Holdings will be entitled to payment of amounts that a Holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such Holder receives or has already received full payment with respect to such unpaid distribution from an LBH Trust. The Holders of Preferred Securities of an LBH Trust will not be able to exercise directly any other remedy available to the holders of Subordinated Debt.

                           DESCRIPTION OF GUARANTEES

    A Guarantee will be executed and delivered by Holdings concurrently with the issuance by an LBH Trust of Preferred Securities for the benefit of the Holders from time to time of such Preferred Securities.
Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). This Prospectus contains a description of all material provisions of each Guarantee. The summary of such provisions does not purport to be complete; a copy of the form of such Guarantees is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. All capitalized terms set forth below have the meanings specified in the form of Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the Holders of the Preferred Securities of an LBH Trust.

GENERAL

    Pursuant to and to the extent set forth in each Guarantee, and except as otherwise set forth in the applicable Prospectus Supplement, Holdings will irrevocably and unconditionally agree to pay in full the Guarantee Payments (as defined below) to the Holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such LBH Trust may have or assert. The following payments or Distributions with respect to the Preferred Securities, to the extent not paid by or on behalf of such LBH Trust (the "Guarantee Payments"), will be subject to such Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such LBH Trust has sufficient funds available therefor at the time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such LBH Trust has sufficient funds available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such LBH Trust (unless Subordinated Debt are distributed to Holders of the Preferred Securities), the lesser of (a) the aggregate liquidation amount of the Preferred Securities and all accumulated and unpaid Distributions thereon to the date of payment and (b) the amount of assets of such LBH Trust remaining available for distribution to Holders of such Preferred Securities. Holdings' obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Holdings to the Holders of the applicable Preferred Securities or by causing such LBH Trust to pay such amounts to such Holders.

    Each Guarantee will apply only to the extent that the applicable LBH Trust has sufficient funds available to make such payments. If Holdings does not make interest payments on Subordinated Debt held by an LBH Trust, such LBH Trust will not be able to pay Distributions on the Preferred Securities issued by such LBH Trust and will not have funds legally available therefor.

    Holdings will also irrevocably and unconditionally guarantee the obligations of any LBH Trust with respect to such LBH Trust's Common Securities to the same extent as the Guarantee of the Preferred Securities of such LBH Trust, except that upon the occurrence and the continuation of a Trust Enforcement Event with respect to such LBH Trust, holders of such Preferred Securities shall have a priority over holders of such Common Securities with respect to Distributions and payments on liquidation, redemption or otherwise.

    Holdings will, through the Declaration, the Guarantee, the Subordinated Debt and the Subordinated Indenture, taken together, fully and unconditionally guarantee each LBH Trust's obligations under the Preferred Securities of such LBH Trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of each LBH Trust's obligations under the Preferred Securities of such LBH Trust.

STATUS OF THE GUARANTEES

    Each Guarantee will constitute an unsecured obligation of Holdings and will rank (i) subordinate and junior in right of payment to all other liabilities of Holdings, (ii) on a parity with the most senior preferred or preference stock now or hereafter issued by Holdings and with any guarantee now or hereafter entered into by Holdings in respect of any preferred securities of any affiliate of Holdings and (iii) senior to Holding's common stock. The Guarantees will not place a limitation on the amount of additional Senior Debt that may be incurred by Holdings.

    Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against Holdings to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity). Each such Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable LBH Trust or upon distribution of Subordinated Debt to the holders of the applicable Preferred Securities in exchange for all such Preferred Securities.

CERTAIN COVENANTS OF HOLDINGS

    In each Guarantee, Holdings will covenant that, so long as any Trust Securities issued by the applicable LBH Trust remain outstanding, if (i) there shall have occurred any Event of Default under the

Subordinated Indenture with respect to the applicable series of Subordinated Debt held by such LBH Trust, (ii) Holdings shall be in default with respect to its payment of any obligations under such Guarantee or (iii) Holdings shall have given notice of its election of an Extension Period as provided in the certificate evidencing such Subordinated Debt and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then Holdings will not, and will not permit any subsidiary to, (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Holdings' capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Holdings that rank on a parity with or junior in interest to Subordinated Debt or make any guarantee payments with respect to any guarantee by Holdings of the debt securities of any subsidiary of Holdings if such guarantee ranks on a parity with or junior in interest to such Subordinated Debt (other than (a) dividends or distributions in common stock of Holdings, (b) payments under the applicable Guarantee made by Holdings in respect of the Trust Securities of such LBH Trust, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of Holdings' benefit plans).

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities to which a Guarantee relates (in which case no consent of such holders will be required), a Guarantee may not be amended without the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation amount of the outstanding Preferred Securities to which a Guarantee relates. The manner of obtaining any such approval will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Holdings and shall inure to the benefit of the Holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under a Guarantee will occur upon the failure of Holdings to perform any of its payment or other obligations thereunder. The Holders of not less than a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

    If the Guarantee Trustee fails to enforce a Guarantee, then any Holder of Preferred Securities to which such Guarantee relates may institute a legal proceeding directly against Holdings to enforce the Guarantee Trustee's rights under such Guarantee, without first instituting a legal proceeding against the LBH Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity.

    Holdings, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not Holdings is in compliance with all the conditions and covenants applicable to it under any outstanding Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by Holdings in performance of a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee (that has not been cured or waived) that is actually known to a responsible officer of the Guarantee Trustee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any Holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

    Each Guarantee will terminate as to the Preferred Securities issued by an LBH Trust and be of no further force and effect upon full payment of the Redemption Price of all Preferred Securities of such LBH Trust, upon full payment of the amounts payable upon liquidation of such LBH Trust or upon distribution of Subordinated Debt held by such LBH Trust to the holders of the Preferred Securities of such LBH Trust in exchange for all of the Preferred Securities of such LBH Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of related Preferred Securities issued by an LBH Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

    The Guarantees will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                     DESCRIPTION OF OFFERED PREFERRED STOCK

    The following is a description of certain general terms and provisions of the Offered Preferred Stock. The particular terms of any series of any such Offered Preferred Stock will be described in an applicable Prospectus Supplement. If so indicated in such a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

    The summary of terms of any Offered Preferred Stock contained in this Prospectus and in an applicable Prospectus Supplement does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of Holdings' Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), filed as an exhibit to the Registration Statements of which this Prospectus is a part, and the certificate of designations relating to such series of Preferred Stock (the "Certificate of Designation"), the form of which is filed as an exhibit to the Registration Statement and which will be filed with the Secretary of State of Delaware, at or prior to the time of issuance of such series of Preferred Stock.

GENERAL

    The Restated Certificate of Incorporation authorizes the issuance of 38,000,000 shares of Preferred Stock, $1.00 par value per share. As of December 31, 1997, there were 32,100 shares of Cumulative Convertible Voting Preferred Stock, Series A (the "Series A Preferred Stock"), 12,967,900 shares of Cumulative Convertible Voting Preferred Stock, Series B (the "Series B Preferred Stock") and 1,000 shares of Redeemable Voting Preferred Stock (the "Redeemable Preferred Stock") issued and outstanding.

    SERIES A PREFERRED STOCK. The shares of Series A Preferred Stock are entitled to receive preferential dividends, as and when declared by the Board of Directors out of funds legally available therefor, in an amount equal to $1.955 per share per annum, payable quarterly on a cumulative basis. The liquidation preference of the Series A Preferred Stock is equal to $39.10 plus accumulated and unpaid dividends. Holdings may redeem shares of Series A Preferred Stock in cumulative annual increments of 10,400,000 shares, subject to adjustment for shares theretofore converted, at a price per share equal to $39.10, but only if there is a public market for the Holdings' common stock and the average market price of shares of Holdings' common stock exceeds the conversion price on the date notice of redemption is given.

    Each share of Series A Preferred Stock is convertible, at any time prior to the date of redemption, into 0.3178313 of a share of Holdings' common stock, subject to adjustment, provided that at least 250,000 shares of Series A Preferred Stock (or such lesser number of shares then outstanding) must be converted each time. Holders of Series A Preferred Stock are entitled to vote, together with the holders of Holdings' common stock as one class (except as otherwise required by law), on all matters to be voted on by stockholders of Holdings. Each share of Series A Preferred Stock is entitled to the number of votes per share equal to the quotient obtained by dividing $39.10 by the conversion price then in effect. In addition, the holders of the Series A Preferred Stock have voting rights in certain other circumstances.

    SERIES B PREFERRED STOCK. The terms of the Series B Preferred Stock (including dividend rate, voting rights and liquidation preference) are identical in all material respects to the terms of the Series A Preferred Stock, except that conversion of the Series B Preferred Stock is not subject to the restriction in the terms of the Series A Preferred Stock requiring that at least 250,000 shares thereof be converted at any one time.

    REDEEMABLE PREFERRED STOCK. As of the date of this Prospectus, American Express Company and Nippon Life Insurance Company together own all of the issued and outstanding shares of Redeemable Preferred Stock.

    The shares of Redeemable Preferred Stock are entitled to receive preferential dividends, as and when declared by the Board of Directors out of funds legally available therefor, on a cumulative basis. Beginning on December 1, 1994, the holders of Redeemable Preferred Stock are entitled to receive annual dividends in an amount equal to, in the aggregate, 50% of the amount, if any, by which the Company's net income for the applicable dividend period for the fiscal year exceeds $400 million, up to a maximum of $50 million for any such period (pro rated for the last dividend period which runs from December 1, 2001 to May 31, 2002) (the "Dividend Formula"). The liquidation preference per share of the Redeemable Preferred Stock is $1.00 plus accumulated and unpaid dividends and accrued interest, if any, thereon at a specified rate.

    Subject to funds being legally available therefor, Holdings is required to redeem all of the Redeemable Preferred Stock on the final dividend payment date therefor, or as soon as practicable thereafter when funds become legally available, at a price per share equal to the liquidation preference referred to above. In addition, if a Designated Event (as defined in the Restated Certificate of Incorporation) occurs, the holders of the Redeemable Preferred Stock have the right to require Holdings to redeem, out of funds legally available therefor, all of the Redeemable Preferred Stock for an aggregate redemption price equal to $200 million if such Designated Event takes place prior to November 30, 1998, declining $50 million per year thereafter.

    Holders of Redeemable Preferred Stock are entitled to vote, together with the holders of Holdings' common stock as one class, on all matters to be voted on by stockholders of Holdings. Notwithstanding the foregoing, American Express has agreed that so long as it or any of its subsidiaries holds any shares of the Redeemable Preferred Stock, it will vote such shares in the same proportion as the votes cast by the holders of shares of Holdings' common stock on matters to be voted on by stockholders of Holdings generally. Each share of Redeemable Preferred Stock is entitled to 1,059 votes. In addition, if the equivalent of six quarterly dividends (whether or not consecutive) to which the holders of the Redeemable Preferred Stock are entitled in accordance with the Dividend Formula, or to which the holders of any Parity Preferred Stock are entitled pursuant to the terms of such Parity Preferred Stock, are in arrears, then the authorized number of directors of Holdings shall be increased by two and the holders of the Redeemable Preferred Stock will have the right (voting as a class with the holders of any other Parity Preferred Stock of Holdings upon which like voting rights have been conferred and are exercisable) to elect such two directors until such time as all accumulated dividends have been paid. In addition, the holders of Redeemable Preferred Stock have voting rights in certain other circumstances.

                            ------------------------

    Subject to the Restated Certificate of Incorporation and to any limitations contained in then outstanding Preferred Stock, Holdings may issue additional classes or series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof shall determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of Holdings.

    The Offered Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in an applicable Prospectus Supplement. Reference is made to such Prospectus Supplement for specific terms, including (1) the designation of such Offered Preferred Stock;
(2) the number of shares of such Offered Preferred Stock, the liquidation preference per share and the initial offering price of such Offered Preferred Stock; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Offered Preferred Stock; (4) the date from which dividends on such Offered Preferred Stock shall accumulate, if applicable; (5) the procedures for any auction and remarketing, if any, of such Offered Preferred Stock; (6) the provision of a sinking fund, if any, for such Offered Preferred Stock; (7) the provision for redemption, if applicable, of such Offered Preferred Stock; (8) any listing of such Offered Preferred Stock on any securities exchange; (9) the terms and conditions, if applicable, upon which such Offered Preferred Stock will be convertible into or exchangeable for Holdings' common stock or other securities, and whether at the option of the holder thereof or the Company; (10) whether such Offered Preferred Stock will rank senior or junior to or on a parity with any other class or series of Offered Preferred Stock; (11) the voting rights, if any, of such

Offered Preferred Stock; (12) any conversion or exchange rights of such Offered Preferred Stock; (13) whether Holdings has elected to offer Depositary Shares with respect to such Offered Preferred Stock as described below under "Depositary Shares"; (14) any other specific terms, preferences, rights limitations or restrictions of such Offered Preferred Stock; and (15) a discussion of Federal income tax considerations applicable to such Offered Preferred Stock.

    The Offered Preferred Stock will, when issued, be fully paid and non-assessable.

RANK


    Each series of Offered Preferred Stock will, with respect to dividends or upon liquidation, dissolution or winding up, rank (i) senior to all common stock of Holdings, and to all equity securities issued by Holdings the terms of which specifically provide that such equity securities rank junior to such Offered Preferred Stock (collectively referred to as "Junior Securities"); (ii) on a parity with equity securities issued by Holdings if the terms of such Offerred Preferred Stock provide that it shall rank on a parity with such equity securities (collectively referred to as "Parity Preferred Stock"); and (iii) junior to all equity securities issued by Holdings the terms of which specifically provide that such equity securities rank senior to such Offered Preferred Stock (collectively referred to as "Senior Securities").



    Each series of Offered Preferred Stock will rank on a parity with the Series A Preferred Stock, the Series B Preferred Stock and the Redeemable Preferred Stock as to dividends and upon liquidation, dissolution or winding up.


DIVIDENDS

    Holders of shares of Offered Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable on such dates and at such rates per share per annum as set forth in an applicable Prospectus Supplement. Each such dividend will be payable to the holders of record as they appear on the stock books of Holdings (or, if applicable, the records of the Depositary referred to below under "Depositary Shares") on such record dates as will be fixed by the Board of Directors or a duly authorized committee thereof, or specified in such Prospectus Supplement. No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock with regard to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Offered Preferred Stock, dividends for all dividend payment periods of such Offered Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of Offered Preferred Stock next preceding such dividend payment date, on the other hand.

    Except as set forth in the preceding sentence, unless full cumulative dividends on the Offered Preferred Stock have been paid through the most recently completed dividend period for such Offered Preferred Stock, no dividends (other than in Holdings' common stock) may be paid or declared and set aside for payment or other distribution made upon such common stock or on any other stock of Holdings that are Junior Securities or Parity Preferred Stock as to dividends, nor may any Holdings' common stock or shares of any other stock of Holdings that are Junior Securities or Parity Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of Holdings in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of such Offered Preferred Stock outstanding to the last dividend payment date shall have been paid or declared and set apart for payment), provided that any such Junior Securities or Parity Preferred Stock or Holdings' common stock may be converted into or exchanged for shares of stock that are Junior Securities as to dividends.

    Payment of dividends on any series of Offered Preferred Stock may be restricted by loan agreements, indentures or other transactions entered into by Holdings.

CONVERTIBILITY

    No series of Offered Preferred Stock offered hereby will be convertible into, or exchangeable for, other securities or property except as set forth in an applicable Prospectus Supplement.

REDEMPTION AND SINKING FUND

    No series of Offered Preferred Stock offered hereby will be redeemable or receive the benefit of a sinking fund except as set forth in an applicable Prospectus Supplement.

LIQUIDATION

    Upon any voluntary or involuntary liquidation, dissolution or winding up of Holdings, holders of any series of Offered Preferred Stock then outstanding shall be entitled to receive out of the assets of Holdings available for distribution to its stockholders, after any distribution is made to or set aside for holders of Senior Securities and before any distribution is made to holders of Junior Securities, the liquidation preference per share specified in an applicable Prospectus Supplement, if any, in each case together with any accumulated and unpaid dividends. After payment of the full amount of the liquidation preference and such dividends, the holders of shares of Offered Preferred Stock will not be entitled to any further participation in any distribution of assets by Holdings. If, upon any liquidation, dissolution or winding up of the assets of Holdings, the assets of Holdings, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Neither a consolidation or merger of Holdings with or into any other corporation, nor a merger of any other corporation with or into Holdings, nor a sale or transfer of all or any part of Holdings' assets shall be considered a liquidation, dissolution or winding up of Holdings.

    The Restated Certificate of Incorporation does not contain any language requiring funds to be set aside to protect the liquidation preference of the Offered Preferred Stock, although such liquidation preference may be substantially in excess of the par value of the Offered Preferred Stock. In addition, Holdings is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of Holdings) that requires a restriction upon the surplus of Holdings solely because the liquidation preference of Offered Preferred Stock will exceed its par value. Consequently, there will be no restriction upon surplus of Holdings solely because the liquidation preference of Offered Preferred Stock will exceed the par value and there will be no remedies available to holders of Offered Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation of Holdings, solely by reason of the fact that such dividend would reduce the surplus of Holdings to an amount less than the difference between the liquidation preference of Offered Preferred Stock and its par value.

VOTING

    Except as provided by Delaware law, no series of Offered Preferred Stock will be entitled to vote except as provided in an applicable Prospectus Supplement.

MISCELLANEOUS

    The holders of Offered Preferred Stock will have no preemptive rights. Shares of Offered Preferred Stock redeemed or otherwise reacquired by Holdings shall be retired and, upon the taking of any action required by applicable law, resume the status of authorized and unissued shares of Offered Preferred Stock undesignated as to series, and shall be available for subsequent issuance. The shares of a series of Offered Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in an applicable Prospectus Supplement, the Restated Certificate of Incorporation or the related Certificate of Designation or as otherwise required by law. Neither the par value nor the liquidation preference is indicative of the price at which the Offered Preferred Stock will actually trade on or after the date of issuance.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for each series of Offered Preferred Stock will be described in an applicable Prospectus Supplement.

DEPOSITARY SHARES

    GENERAL. Holdings may, at its option, elect to offer fractional shares of Offered Preferred Stock, rather than full shares of Offered Preferred Stock. In the event such option is exercised, Holdings will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Offered Preferred Stock) of a share of a particular series of Offered Preferred Stock as described below.

    The shares of any series of Offered Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between Holdings and a bank or trust company selected by Holdings having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Offered Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Offered Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Offered Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

    Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of Holdings, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at Holdings' expense. In addition, subject to the terms of the Deposit Agreement, holders of Depositary Shares are entitled to withdraw and receive, upon surrender of Depositary Receipts, certificates evidencing the fractional number of shares of Offered Preferred Stock represented by such Depositary Receipts.

    DIVIDENDS AND OTHER DISTRIBUTIONS. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Offered Preferred Stock to the record holders of Depositary Shares relating to such Offered Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Holdings, sell such property and distribute the net proceeds from such sale to such holders.

    REDEMPTION OF DEPOSITARY SHARES. If a series of Offered Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Offered Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Offered Preferred Stock. Whenever Holdings redeems shares of Offered Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Offered Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

    VOTING THE OFFERED PREFERRED STOCK. Upon receipt of notice of any meeting at which the holders of the Offered Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Offered Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Offered Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Offered Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Offered Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Holdings will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Offered Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Offered Preferred Stock.

    AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Holdings and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by Holdings or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Offered Preferred Stock in connection with any liquidation, dissolution or winding up of Holdings and such distribution has been distributed to the holders of Depositary Receipts.

    CHARGES OF DEPOSITARY. Holdings will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holdings will pay charges of the Depositary in connection with the initial deposit of the Offered Preferred Stock and any redemption of the Offered Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Offered Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

    MISCELLANEOUS. The Depositary will forward to holders of Depositary Receipts all reports and communications from Holdings that are delivered to the Depositary and which Holdings is required to furnish to the holders of the Offered Preferred Stock.

    Neither the Depositary nor Holdings will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Holdings and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Offered Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Offered Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

    RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may resign at any time by delivering to Holdings notice of its election to do so, and Holdings may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    In compliance with United States federal tax laws and regulations, Bearer Securities may not be offered or sold during the restricted period (as defined under "Description of Debt Securities--Denominations, Registration and Transfer"), or delivered in definitive form in connection with a sale during the restricted period, in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in
Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling Bearer Securities during the restricted period (a "Distributor") pursuant to a written contract with the issuer or with another Distributor, that purchases Bearer Securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a Bearer Security may be made during the restricted period to a United States person who acquired and holds the Bearer Security on the Certification Date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling Bearer Securities during the restricted period must agree not to offer or sell Bearer Securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling Bearer Securities are aware of these restrictions.

    Bearer Securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

    Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation--Backup Withholding and Information Reporting." As used herein, a "United States person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands. The term "Non-United States Holder" means any Holder which is not a United States person.

                             UNITED STATES TAXATION

    In the opinion of Simpson Thacher & Bartlett, special United States tax counsel to the Company, the following discussion is an accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Debt Securities as of the date hereof. Except where noted, it deals only with Debt Securities held as capital assets by United States Holders and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding Debt Securities or Depositary Shares as a part of a hedging, conversion or constructive sale transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. This summary deals only with Debt Securities that are classified as debt for United States federal income tax purposes. Any special United States federal income tax considerations relevant to a particular issue of Debt Securities or Depositary Shares will be provided in the applicable Prospectus Supplement. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF DEBT SECURITIES OR DEPOSITARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

    Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

PAYMENTS OF INTEREST

    Except as set forth below, interest on a Debt Security will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes. As used herein, a "United States Holder" of a Debt Security means a holder that is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code. A "Non-United States Holder" is a holder that is not a United States Holder.

ORIGINAL ISSUE DISCOUNT

    United States Holders of Debt Securities issued with original issue discount ("OID") will be subject to special tax accounting rules, as described in greater detail below. United States Holders of such Debt Securities should be aware that they generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, United States Holders of such Debt Securities generally will not be required to include separately in income cash payments received on the Debt Securities, even if denominated as interest, to the extent such payments do not constitute qualified stated interest (as defined below). Debt Securities issued with OID will be referred to as "Original Issue Discount Debt Securities." Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will be an Original Issue Discount Debt Security. This summary is based upon Treasury regulations applicable to debt instruments issued with OID (the "OID Regulations").

    A Debt Security with an "issue price" that is less than its stated redemption price at maturity (the sum of all payments to be made on the Debt Security other than "qualified stated interest") will be issued with OID if such difference is at least 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. The "issue price" of each Debt Security in a particular offering will be the first price at which a substantial amount of that particular offering is sold (other than to an underwriter, placement agent or wholesaler). The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will bear interest that is not qualified stated interest.

    In the case of a Debt Security issued with de minimis OID (I.E., discount that is not OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), the United States Holder generally must include such de minimis OID in income as principal payments on the Debt Securities are made in proportion to the stated principal amount of the Debt Security. Any amount of de minimis OID that has been included in income shall be treated as capital gain.

    Original Issue Discount Debt Securities that may be redeemed prior to their stated maturity at the option of the Company and/or at the option of the Holder may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of Original Issue Discount Debt Securities with such features should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the Debt Securities.

    United States Holders of Original Issue Discount Debt Securities with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial United States Holder of an Original Issue Discount Debt Security is the sum of the "daily portions" of OID with respect to the Debt Security for each day during the taxable year or portion of the taxable year in which such United States Holder held such Debt Security ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an Original Issue Discount Debt Security may be of any length and may vary in length over the term of the Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (a) the product of the Debt Security's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a Debt Security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments made on such Debt Security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, a United States Holder will have to include in income increasingly greater amounts of OID in successive accrual periods. The Company is required to provide information returns stating the amount of OID accrued on Debt Securities held of record by persons other than corporations and other exempt holders.

    In the case of certain Original Issue Discount Debt Securities that are floating rate Debt Securities, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the Debt Security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Debt Security on its date of issue or, in the case of certain floating rate Debt Securities, the rate that reflects the yield to maturity that is reasonably expected for the Debt Security. Additional rules may apply if interest on a floating rate Debt Security is based on more than one interest index. Persons considering the purchase of floating rate Debt Securities should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Debt Securities.

    United States Holders may elect to treat all interest on any Debt Security as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. The election is to be made for the taxable year in which the United States Holder acquired the Debt Security, and may not be revoked without the consent of the IRS. UNITED STATES HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS ABOUT THIS ELECTION.

SHORT-TERM DEBT SECURITIES

    In the case of Original Issue Discount Debt Securities having a term of one year or less ("Short-Term Debt Securities"), under the OID Regulations all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, United States Holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a Short-Term Debt Security, unless the United States Holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States Holders of a Short-Term Debt Security are not required to include accrued discount in their income currently unless they elect to do so (but may be required to include any stated interest in income as it is received). United States Holders that report income for federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on such Short-Term Debt Securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a United States Holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Debt Security will generally be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a United States Holder that does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the United States Holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such Debt Securities.

MARKET DISCOUNT

    If a United States Holder purchases a Debt Security (other than an Original Issue Discount Debt Security) for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Debt Security, its adjusted issue price, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Debt Security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Debt Security at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Debt Security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Debt Security.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Debt Security, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Debt Security may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

    A United States Holder that purchases a Debt Security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Debt Security after the purchase date other than payments of qualified stated interest will be considered to have purchased such Debt Security at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such Debt Security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

    A United States Holder that purchases a Debt Security for an amount in excess of the sum of all amounts payable on the Debt Security after the purchase date other than qualified stated interest will be considered to have purchased such Debt Security at a "premium" and will not be required to include any OID in income. A United States Holder generally may elect to amortize the premium over the remaining term of the Debt Security (or over a shorter period in certain instances) on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Debt Security. Bond premium on a Debt Security held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Debt Security. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

    Final Treasury regulations issued on December 30, 1997 provide that, at a holder's election, premium may be amortized to offset interest income only as a United States Holder takes the qualified stated interest into account under the United States Holder's regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (i) the holder will exercise or not exercise options in a manner that maximizes the holder's yield and (ii) the issuer will exercise or not exercise options in a manner that minimizes the holder's yield, except with respect to call options for which the issuer is assumed to exercise such call options in a manner that maximizes the holder's yield. To the extent the assumptions prove incorrect, adjustments may then be made to the holder's bond premium amortization. The final regulations are effective for debt instruments acquired on or after March 2, 1998. However, if a United States Holder elects to amortize bond premium for the taxable year containing March 2, 1998 or for any subsequent taxable year, the final Treasury regulations would apply to all the United States Holder's debt instruments held on or after the first day of that taxable year. Once made, the election cannot be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF DEBT SECURITIES

    A United States Holder's tax basis in a Debt Security will, in general, be the United States Holder's cost therefor, increased by OID, market discount or any discount with respect to a Short-Term Debt Security previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Debt Security other than qualified stated interest. Upon the sale, exchange or retirement of a Debt Security, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the adjusted tax basis of the Debt Security. Except as described above with respect to certain Short-Term Debt Securities or with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Debt Security has been held for more than one year. Long-term capital gains of individuals are eligible for reduced rates of taxation, with additional rate reductions applicable to gains from capital assets held for more than 18 months. The deductibility of capital losses is subject to limitations. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains and losses.

TAX CONSEQUENCES OF SATISFACTION AND DISCHARGE

    The Company may discharge its obligations under the Debt Securities as more fully described under "Description of Debt Securities--Satisfaction and Discharge" above. Such a discharge would generally for federal income tax purposes constitute the retirement of the Debt Securities and the issuance of new obligations with the result that Holders of the Debt Securities would realize gain or loss (if any) on such exchange, which would be recognized depending upon, for example, whether the exchange qualified as a tax-free recapitalization for federal income tax purposes or whether the wash sale loss disallowance rules applied. Any such gain would generally not be taxable to Non-United States Holders under the circumstances outlined below. Furthermore, following discharge, the Debt Securities might be subject to withholding, backup withholding and/or information reporting and might be issued with OID. Similar results might occur if the Company defeases certain obligations as described under "Description of Debt Securities--Defeasance of Certain Obligations".

EXTENDIBLE DEBT SECURITIES, RENEWABLE DEBT SECURITIES AND RESET DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement relating to a Debt Security, the Company may have the option to extend the maturity of a Debt Security (an "Extendible Debt Security" or a "Renewable Debt Security"). In addition, the Company may have the option to reset the interest rate, the Spread or the Spread Multiplier (a "Reset Debt Security"). The treatment of a United States Holder of Debt Securities with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such Debt Securities by the Company pursuant to the exercise of such option (the "Revised Terms"). Such United States Holder may be treated for federal income tax purposes as having exchanged such Debt Securities (the "Old Debt Securities") for new Debt Securities with Revised Terms (the "New Debt Securities"). If the exercise of the option by the Company is not treated as an exchange of Old Debt Securities for New Debt Securities, no gain or loss will be recognized by a United States Holder as a result thereof. If the exercise of the option is treated as a taxable exchange of Old Debt Securities for New Debt Securities, a United States Holder would recognize gain or loss equal to the difference between the issue price of the New Debt Securities and the United States Holder's tax basis in the Old Debt Securities.

    The presence of such options may also affect the calculation of OID, among other things. The OID Regulations provide that, solely for purposes of the accrual of OID, an issuer of a debt instrument having an option or combination of options to extend the term of the debt instrument will be presumed to exercise such option or options in a manner that minimizes the yield on the debt instrument. Conversely, if a holder is treated as having a put option, such an option will be presumed to be exercised in a manner that maximizes the yield on the debt instrument. If the exercise of such option or options to extend the term of the debt instrument actually occurs or the option to put does not occur, contrary to the presumption made under the OID Regulations (a "change in circumstances"), then, solely for purposes of the accrual of OID, the debt instrument is treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on the date. Persons considering the purchase of Extendible Debt Securities, Renewable Debt Securities or Reset Debt Securities should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Debt Securities.

FOREIGN CURRENCY DEBT SECURITIES

    The following is a summary of the principal United States federal income tax consequences to a United States Holder of the ownership of a Debt Security denominated in a Specified Currency other than the U.S. dollar (a "Foreign Currency Debt Security"). If interest payments are made in a Foreign Currency to a United States Holder that is not required to accrue such interest prior to its receipt, such holder will be required to include in income the U.S. dollar value of the amount received (determined by translating the Foreign Currency received at the "spot rate" for such Foreign Currency on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss is recognized with respect to the receipt of such payment.

    A United States Holder that is required to accrue interest on a Foreign Currency Debt Security prior to the receipt of such interest will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. The average rate of exchange for an interest accrual period is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). An accrual basis holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the holder's taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. Upon receipt of an interest payment on such Debt Security, such United States Holder will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the "spot rate" for such Foreign Currency on the date received) and the U.S. dollar value of the interest income that such United States Holder has previously included in income with respect to such payment.

    OID on a Debt Security that is also a Foreign Currency Debt Security will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Likewise, a United States Holder will recognize exchange gain or loss when the OID is paid to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate for such Foreign Currency on the date of payment). For this purpose, all receipts on a Debt Security will be viewed first as the receipt of any stated interest payments called for under the terms of the Debt Security, second as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the receipt of principal.

    The amount of market discount on Foreign Currency Debt Securities includible in income will generally be determined by translating the market discount determined in the Foreign Currency into U.S. dollars at the spot rate on the date the Foreign Currency Debt Security is retired or otherwise disposed of. If the United States Holder has elected to accrue market discount currently, then the amount which accrues is determined in the Foreign Currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A United States Holder will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

    Bond premium on a Foreign Currency Debt Security will be computed in the applicable Foreign Currency. With respect to a United States Holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable Foreign Currency. At the time bond premium is amortized, exchange gain or loss (which is generally ordinary income or loss) will be realized based on the difference between spot rates at such time and at the time of acquisition of the Foreign Currency Debt Security. A United States Holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable Foreign Currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

    A United States Holder's tax basis in a Foreign Currency Debt Security will be the U.S. dollar value of the Foreign Currency amount paid for such Foreign Currency Debt Security determined at the time of such purchase. A United States Holder that purchases a Debt Security with previously owned Foreign Currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between his tax basis in such Foreign Currency and the fair market value of the Debt Security in U.S. dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

    For purposes of determining the amount of any gain or loss recognized by a United States Holder on the sale, exchange, retirement or other disposition of a Foreign Currency Debt Security, the amount realized upon such sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in Foreign Currency (other than amounts attributable to accrued but unpaid interest not previously included in the holder's income), determined at the time of the sale, exchange, retirement or other disposition.

    A United States Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a Foreign Currency Debt Security. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a Foreign Currency Debt Security. Under proposed Treasury Regulations issued on March 17, 1992, if a Foreign Currency Debt Security is denominated in one of certain hyperinflationary currencies, generally (i) exchange gain or loss would be realized with respect to movements in the exchange rate between the beginning and end of each taxable year (or such shorter period) that such Debt Security was held and (ii) such exchange gain or loss would be treated as an addition or offset, respectively, to the accrued interest income on (and an adjustment to the holder's tax basis in) the Foreign Currency Debt Security.

    A United States Holder's tax basis in Foreign Currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a Foreign Currency Debt Security will be the U.S. dollar value thereof at the spot rate at the time the holder received such Foreign Currency. Any gain or loss recognized by a United States Holder on a sale, exchange, retirement or other disposition of Foreign Currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

DUAL CURRENCY DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement relating to a Foreign Currency Debt Security, the Company may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency (the "Optional Payment Currency") other than the Specified Currency. The United States federal income tax treatment of Dual Currency Debt Securities is uncertain. Treasury Regulations currently in effect do not address the tax treatment of Dual Currency Debt Securities. Under the approach of proposed Treasury Regulations issued on March 17, 1992, a Dual Currency Debt Security would be bifurcated into two hypothetical instruments: (i) a zero coupon bond denominated in the currency of the stated redemption price at maturity, and (ii) an installment obligation denominated in the currency of the qualified stated interest payments. The proposed regulations are effective only for Debt Securities issued or transactions occurring after final regulations are published. Persons considering the purchase of Dual Currency Debt Securities should carefully examine the applicable Prospectus Supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Debt Securities.

    A United States Holder of a Dual Currency Debt Security with respect to which the Company's option has been exercised may be considered to have exchanged a Debt Security denominated in the Specified Currency for a Debt Security denominated in the Optional Payment Currency. If the exercise of the option by the Company is not treated as a deemed exchange, a United States Holder of a Dual Currency Debt Security will not recognize gain or loss and the Holder's basis in the Debt Security will be unchanged. If the exercise of the option is treated as a taxable exchange, a United States Holder will recognize gain or loss, if any, equal to the difference between the holder's basis in the Debt Security denominated in the Specified Currency and the value of the Debt Security denominated in the Optional Payment Currency.

CONTINGENT PAYMENT DEBT SECURITIES

    The OID Regulations contain special rules for determining the timing and amount of OID to be accrued with respect to certain Debt Securities providing for one or more contingent payments ("Contingent Payment Debt Security"). Under these rules, United States Holders will accrue OID each year based on the "comparable yield" of the Debt Securities. The comparable yield of the Debt Securities will generally be the rate at which the Company would issue a fixed rate debt instrument with terms and conditions similar to the Debt Securities. The Company is required to provide the comparable yield to the United States Holders and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the Debt Securities and estimates the amount and timing of contingent payments on the Debt Securities. Notice will be given in the applicable Prospectus Supplement when the Company determines that a particular Debt Security will be treated as a Contingent Payment Debt Security.

    The amount of OID on a Contingent Payment Debt Security for each accrual period will be determined by multiplying the comparable yield of the Contingent Payment Debt Security (adjusted for the length of the accrual period) by the Debt Security's adjusted issue price at the beginning of the accrual period (determined in accordance with the rules set forth in the OID Regulations relating to contingent payment debt instruments). The amount of OID so determined will then be allocated on a ratable basis to each day in the accrual period that the United States Holder holds the Contingent Payment Debt Security.

    If the actual payments made on the Contingent Payment Debt Securities in a taxable year differ from the projected contingent payments, the OID Regulations require that adjustments be made for such differences. A positive adjustment (i.e., the amount by which an actual payment exceeds a projected contingent payment) will be treated as additional interest. A negative adjustment will first reduce the amount of interest required to be accrued in the current year. Any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the United States Holder's total interest inclusions on the Contingent Payment Debt Security exceed the total amount of the United States Holder's net negative adjustments treated as ordinary loss on the Contingent Payment Debt Security in prior taxable years. Any excess negative adjustments will be carried forward to offset future income or amount realized on disposition of the Contingent Payment Debt Securities.

    Gain on the sale, exchange, or retirement of a Contingent Payment Debt Security generally will be treated as ordinary income. Loss from the disposition of a Contingent Payment Debt Security will be treated as ordinary loss to the extent of the United States Holder's prior net interest inclusions (reduced by the total net negative adjustments previously allowed to the United States Holder as ordinary loss). Any loss in excess of such amount will be treated as capital loss.

    A United States Holder is generally bound by the comparable yield and projected payment schedule provided by the Company. However, if a United States Holder believes that the Company's projected payment schedule is unreasonable, a United States Holder may set its own projected payment schedule so long as such United States Holder explicitly discloses the use of such schedule and the reason therefor. Unless otherwise prescribed by the Commissioner of the IRS, such disclosure must be made in a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Debt Security is acquired.

    For special treatment of Foreign Currency Debt Securities or Dual Currency Debt Securities that are also Contingent Payment Debt Securities see the applicable Prospectus Supplement.

    The rules regarding Contingent Payment Debt Securities are complex. Investors considering the purchase of Debt Securities providing for one or more contingent payments should carefully examine the applicable Prospectus Supplement and consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such Debt Securities.

NON-UNITED STATES HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any Paying Agent of principal, premium, if any, or interest (which for purposes of this discussion includes
    OID) on a Debt Security owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Debt Security is described in section 881(c)(3)(A) of the Code, (iv) in the case of a Registered Security, the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder and (v) such interest is not considered contingent interest under Section 871(h)(4) of the Code and the regulations thereunder;

        (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of a Debt Security; and

        (c) a Debt Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Debt Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

    To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Debt Security, or a financial institution holding the Debt Security on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a U.S. person, citizen or resident. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, citizen or resident (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (2) a financial institution holding the Debt Security on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under Treasury regulations (the "Final Regulations") finalized in 1997, the statement requirement referred to in
(a)(iv) above may be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

    If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, as might be the case with a Contingent Payment Debt Security, payments of premium, if any, and interest (including OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Debt Security provides the Company or its paying agent, as the case may be, with a properly executed (1) Internal Revenue Service Form 1001 (or successor form) claiming an exemption or reduced rate from withholding under the benefit of a tax treaty or (2) Internal Revenue Service Form 4224 (or successor form) stating that interest paid on the
Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

    If a Non-United States Holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the Debt Security is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such premium, if any, and interest (including OID) on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including OID) on a Debt Security will be included in such foreign corporation's earnings and profits.

    Any gain or income realized upon the sale, exchange or retirement of a Debt Security will generally not be subject to United States federal income tax if
(i) such gain or income is not effectively connected with a trade or business in the United States of the Non-United States Holder, and (ii) in the case of a Non-United States Holder who is an individual, such individual is not present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are not met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on Debt Securities and to the proceeds of sale of a Debt Security made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    No information reporting on IRS Form 1099 or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders (1) if those payments are made outside of the United States on Bearer Securities or (2) on Registered Securities with respect to which a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. However, interest (including OID) paid to a Non-United States Holder on a Registered Security will be required to be reported annually on IRS Form 1042-S.

    In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on a Debt Security are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Debt Security, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Debt Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, after December 31, 1999, if such nominee, custodian, agent or broker is a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

    Payments of principal, interest, OID and premium on a Debt Security paid to the beneficial owner of a Debt Security by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Debt Security, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

PREFERRED STOCK AND DEPOSITARY SHARES

    Persons considering the purchase of Offered Preferred Stock or Depositary Shares should carefully examine the applicable Prospectus Supplement regarding the United States federal income tax consequences of the holding and disposition of such Offered Preferred Stock and Depositary Shares.

                              CAPITAL REQUIREMENTS

    As a registered broker-dealer, Lehman Brothers is subject to the SEC's net capital rule (Rule 15c3-1, the "Net Capital Rule"), promulgated under the Exchange Act. The Exchange monitors the application of the Net Capital Rule by Lehman Brothers. Lehman Brothers computes net capital under the alternative method of the Net Capital Rule which requires the maintenance of minimum net capital, as defined. A broker-dealer may be required to reduce its business if its net capital is less than 4% of aggregate debit balances and may also be prohibited from expanding its business or paying cash dividends if resulting net capital would be less than 5% of aggregate debit balances. In addition, the Net Capital Rule does not allow withdrawal of subordinated capital if net capital would be less than 5% of such debit balances.

    The Net Capital Rule also limits the ability of broker-dealers to transfer large amounts of capital to parent companies and other affiliates. Under the Net Capital Rule equity capital cannot be withdrawn from a broker-dealer without the prior approval of the SEC when net capital after the withdrawal would be less than 25% of its securities positions haircuts (which are deductions from capital of certain specified percentages of the market value of securities to reflect the possibility of a market decline prior to disposition). In addition, the Net Capital Rule requires broker-dealers to notify the SEC and the appropriate self-regulatory organization two business days before a withdrawal of excess net capital if the withdrawal would exceed the greater of $500,000 or 30% of the broker-dealer's excess net capital, and two business days after a withdrawal that exceeds the greater of $500,000 or 20% of excess net capital. Finally, the Net Capital Rule authorizes the SEC to order a freeze on the transfer of capital if a broker-dealer plans a withdrawal of more than 30% of its excess net capital and the SEC believes that such a withdrawal would be detrimental to the financial integrity of the firm or would jeopardize the broker-dealer's ability to pay its customers.

    Compliance with the Net Capital Rule could limit those operations of Lehman Brothers that require the intensive use of capital, such as underwriting and trading activities and the financing of customer account balances, and also could restrict Holdings' ability to withdraw capital from Lehman Brothers which in turn could limit Holdings' ability to pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock. The Company is subject to other domestic and international regulatory requirements with which it is required to comply.

                              PLAN OF DISTRIBUTION

    Holdings may sell any series of Debt Securities, Offered Preferred Stock or Depositary Shares and any LBH Trust may sell Preferred Securities in any one or more of the following ways: (i) through, or through underwriting syndicates managed by, Lehman Brothers alone or with one or more other underwriters; (ii) through one or more dealers or agents (which may include Lehman Brothers); or
(iii) directly to one or more purchasers. The specific managing underwriter or underwriters or agent or agents with respect to the offer and sale of Securities are set forth on the cover of the Prospectus Supplement relating to such Securities and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only the underwriters or agents so named in such Prospectus Supplement are underwriters or agents, respectively, in connection with such Securities. The applicable Prospectus Supplement also describes the discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriting or agency compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which such Securities will be listed. Securities acquired by any underwriter will be acquired for its own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. To the extent, if any, that Securities to be purchased by Lehman Brothers, as underwriter, are not resold by it or are not resold at the public offering price set forth in an applicable Prospectus Supplement, the funds derived from such offering by the Company on a consolidated basis may be reduced.

    If so indicated in an applicable Prospectus Supplement, Holdings will authorize the underwriters named therein to solicit offers by certain institutional investors to purchase Debt Securities providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Debt Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, educational charitable institutions and such other institutions as may be approved by Holdings. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (i) the purchase by an institution of the particular Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) Holdings shall have sold to such underwriters the total principal amount of such Debt Securities less the principal amount thereof covered by such arrangements. Underwriters named therein will not have any responsibility in respect of the validity of such arrangements or the performance of Holdings or such institutional investors thereunder.

    Each distributor of Bearer Securities will agree that it will not offer or sell during the restricted period, directly or indirectly, Bearer Securities in the United States or to United States persons (other than as discussed under "Limitations on Issuance of Bearer Securities") and in connection with the sale of Bearer Securities during the restricted period, will not deliver definitive Bearer Securities within the United States. See "Limitations on Issuance of Bearer Securities."

    Securities may also be offered and sold, if so indicated in an applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Holdings. Any remarketing firm will be identified and the terms of its agreement, if any, with Holdings and its compensation will be described in such Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

    Each underwriter, agent or remarketing firm will represent and agree that
(i) it has not offered or sold and, prior to the expiration of six months from the issue date thereof, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom such document may otherwise lawfully be issued or passed on.

    This Prospectus together with an applicable Prospectus Supplement may also be used by Lehman Brothers in connection with offers and sales of Securities related to market making transactions, by and through Lehman Brothers, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Lehman Brothers may act as principal or agent in such transactions.

    The underwriting and agency arrangements for any offering of the Securities will comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") regarding an NASD member firm's participating in distributing its affiliate's securities.

                                 ERISA MATTERS

    Each of Holdings and Lehman Brothers may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code, with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code. ANY EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE DEBT SECURITIES OR THE PREFERRED SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

                                 LEGAL OPINIONS

    Unless otherwise indicated in an applicable Prospectus Supplement, the validity of the Debt Securities, Preferred Stock, Depositary Shares and Guarantees offered hereby will be passed upon for Holdings by Karen M. Muller, Esq., Deputy General Counsel of Holdings, for the LBH Trusts by Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19899, and for the underwriters or agents by Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017. Simpson Thacher & Bartlett acts as counsel in various matters for Holdings, Lehman Brothers and certain of their subsidiaries.

                            INDEPENDENT ACCOUNTANTS

    The consolidated financial statements and financial statement schedule of the Company for each of the three years in the period ended November 30, 1997 appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT OR UNDERWRITER. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                          PROSPECTUS SUPPLEMENT
Description of Notes......................................................   S-3
Important Currency Information............................................  S-22
Currency Risks............................................................  S-22
Certain United States Federal Income Tax Consequences.....................  S-24
Plan of Distribution of Notes.............................................  S-25
Glossary..................................................................  S-25
                                PROSPECTUS
Available Information.....................................................     2
Documents Incorporated by Reference.......................................     3
The Company...............................................................     4
The LBH Trusts............................................................     4
Use of Proceeds...........................................................     5
Ratio of Earnings to Fixed Charges........................................     6
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends...............................................................     6
Description of Debt Securities............................................     7
Description of Preferred Securities.......................................    19
Description of Guarantees.................................................    21
Description of Offered Preferred Stock....................................    25
Limitations on Issuance of Bearer Securities..............................    31
United States Taxation....................................................    32
Capital Requirements......................................................    42
Plan of Distribution......................................................    43
ERISA Matters.............................................................    44
Legal Opinions............................................................    44
Independent Accountants...................................................    44

                                 $6,608,437,312
                                LEHMAN BROTHERS
                                 HOLDINGS INC.
                          MEDIUM-TERM NOTES, SERIES E

                        --------------------------------

                             PROSPECTUS SUPPLEMENT
                                  MAY 4, 1998

                        --------------------------------

                                LEHMAN BROTHERS

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